MASTER SUPPLY AGREEMENT by and between HI-POWER, LLC and ACRO Automation Systems, Inc. Dated as of August 23, 2023

Page i 38753581.v20 TABLE OF CONTENTS ARTICLE 1. DEFINITIONS; INTERPRETATION .......................................................................................... 1 1.1 Defined Terms ........................................................................................................................................... 1 1.2 Interpretation .............................................................................................................................................. 8 ARTICLE 2. MASTER AGREEMENT; PURCHASE ORDERS; TERM ......................................................... 9 2.1 Master Agreement ...................................................................................................................................... 9 2.2 Order of Precedence ................................................................................................................................... 9 2.3 Purchase Orders ......................................................................................................................................... 9 2.4 Acceptance, Rejection, and Cancellation of Purchase Orders ................................................................... 9 2.5 Changes .................................................................................................................................................... 10 2.5 Term ......................................................................................................................................................... 10 2.7 No Right to Manufacture and Sell Similar Products to Other Persons .................................................... 10 ARTICLE 3. PRICE AND PAYMENT ............................................................................................................. 10 3.1 Price ......................................................................................................................................................... 10 3.2 Taxes ........................................................................................................................................................ 11 3.3 Payments .................................................................................................................................................. 11 3.4 Required Submittals ................................................................................................................................. 11 3.5 No Mechanics Lien .................................................................................................................................. 11 ARTICLE 4. ACRO RESPONSIBILITIES ....................................................................................................... 12 4.1 ACRO’s Scope of Responsibilities .......................................................................................................... 12 4.2 Standard of Performance; Control of the Work; Prior Work ................................................................... 12 4.3 Specific Services of ACRO ..................................................................................................................... 12 4.4 Subcontractors ......................................................................................................................................... 13 4.5 Spare Parts ............................................................................................................................................... 14 4.6 Replacement and Obsolete Parts .............................................................................................................. 14 4.7 Correction of Defective Work.................................................................................................................. 14 4.8 Licenses and Permits................................................................................................................................ 14 ARTICLE 5. HI-POWER RESPONSIBILITIES .............................................................................................. 14 5.1 Access to Site ........................................................................................................................................... 14 5.2 HI-POWER's Representative ................................................................................................................... 14 5.3 Scope and Scheduling of Owner Obligations .......................................................................................... 14 ARTICLE 6. TANGIBLE PROPERTY ............................................................................................................ 14 6.1 Bailment ................................................................................................................................................... 14 6.2 Tooling Orders ......................................................................................................................................... 15 6.3 Maintenance; Risk of Loss ....................................................................................................................... 15 6.4 Inventory .................................................................................................................................................. 16 6.5 Inspection and Audit Rights ..................................................................................................................... 16 ARTICLE 7. SCHEDULE, COMPLETION, TESTING AND PERFORMANCE .......................................... 16 7.1 Schedule ................................................................................................................................................... 16 7.2 ACRO Schedule and Reports ................................................................................................................... 16 7.3 ACRO Tests ............................................................................................................................................. 17 7.4 Factory Acceptance Tests. ....................................................................................................................... 17 7.5 Site Acceptance Tests .............................................................................................................................. 17 7.6 Substantial Line Completion .................................................................................................................... 18 7.7 Final Acceptance ...................................................................................................................................... 19

Page ii 38753581.v20 7.8 Guarantee of Completion; Delay Liquidated Damages ........................................................................... 20 ARTICLE 8. TITLE; LOSS OR DAMAGE; FORCE MAJEURE ................................................................... 21 8.1 Title and Risk of Loss .............................................................................................................................. 21 8.2 Force Majeure .......................................................................................................................................... 21 ARTICLE 9. CHANGES.................................................................................................................................... 23 9.1 Changes .................................................................................................................................................... 23 9.2 Changes Initiated by HI-POWER ............................................................................................................ 23 9.3 Contractor's Obligation to Maintain Records of Direct Costs .................................................................. 23 ARTICLE 10. INTELLECTUAL PROPERTY ................................................................................................ 23 10.1 Intellectual Property ................................................................................................................................. 23 10.2 Prohibited Acts ........................................................................................................................................ 24 ARTICLE 11. WARRANTIES .......................................................................................................................... 24 11.1 ACRO Warranties .................................................................................................................................... 24 11.2 Warranty Liquidated Damages ................................................................................................................ 25 11.3 Remedies Under Workmanship Warranty ............................................................................................... 25 11.4 Long Term Service Agreement ................................................................................................................ 26 ARTICLE 12. INDEMNIFICATION ................................................................................................................ 26 12.1 Indemnification ........................................................................................................................................ 26 12.2 Exceptions to Indemnification ................................................................................................................. 26 12.4 Limitations of Liability ............................................................................................................................ 26 ARTICLE 13. INSURANCE .............................................................................................................................. 27 13.1 ACRO Insurance Requirements ............................................................................................................... 27 13.2 Evidence of Coverage .............................................................................................................................. 27 13.3 Cancellation ............................................................................................................................................. 27 13.4 Subrogation .............................................................................................................................................. 27 ARTICLE 14. DEFAULT AND REMEDIES; TERMINATION ...................................................................... 28 14.1 HI-POWER Events of Default ................................................................................................................. 28 14.2 ACRO Events of Default ......................................................................................................................... 28 14.3 ACRO Remedies Upon Owner Event of Default..................................................................................... 29 14.4 Owner Remedies Upon Contractor Event of Default ............................................................................... 29 14.5 Termination for Convenience By HI-POWER ........................................................................................ 30 ARTICLE 15. ASSIGNMENT; FINANCING COOPERATION ..................................................................... 31 15.1 General Restriction on Assignment ......................................................................................................... 31 15.2 Permitted Assignments ............................................................................................................................ 31 15.3 Project Lender and Purchaser Accommodations ..................................................................................... 31 15.4 Subordination of Liens ............................................................................................................................. 32 ARTICLE 16. REPRESENTATIONS AND WARRANTIES ........................................................................... 32 16.1 Knowledge and Experience ..................................................................................................................... 32 16.2 Title .......................................................................................................................................................... 32 16.3 Ownership of Materials............................................................................................................................ 32 ARTICLE 17. NOTICES ................................................................................................................................... 33 17.1 Written Notice Requirement .................................................................................................................... 33 17.2 Technical Communications ..................................................................................................................... 34

17.3	Confidentiality	34
17.4	Public Announcements	34

ARTICLE 18. MISCELLANEOUS 34

18.1	Entire Agreement	34
18.2	Waiver	34
18.3	Disputes	34
18.4	Governing Law and Forum Selection Clause	36
18.6	Construction	36
18.7	Headings	36
18.8	Status of the Parties	36
18.9	No Third Party Beneficiaries	36
18.10	Further Assurances	36
18.11	Amendments	37
18.12	Severability	37
18.13	Survival	37
18.14	Government Flow Downs	37
18.15	Effectiveness	37
18.16	Counterparts	37

APPENDICES

Appendix 1 - Government Flow Downs

EXHIBITS

Exhibit A - Scope of Supply

Exhibit B - ACRO Tests

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38753581.v20

1 38753581.v20 MASTER SUPPLY AGREEMENT This MASTER SUPPLY AGREEMENT (this "Agreement"), dated as of August 23, 2023 (the "Effective Date"), is entered into by and between ACRO Automation Systems, Inc., a Wisconsin corporation ("ACRO"), and HI-POWER, LLC, a Delaware limited liability company ("HI-POWER"). RECITALS WHEREAS, HI-POWER and its affiliates are engaged in the design, manufacture, and supply of battery energy storage systems and devices (collectively, the "Products"); WHEREAS, ACRO is engaged in designing, engineering, fabricating, manufacturing, constructing, and installing state-of-the-art fully automated systems, including production lines that perform multi-step assembly of components and systems; WHEREAS, HI-POWER desires to construct up to four (4) automated production assembly lines that perform multi-step assembly of components and systems for the manufacture of its Products, and other automated systems, which may include a final assembly line, a terminal bi-polar sub-assembly line, and an electrolyte solution assembly (collectively, the "Project"); and WHEREAS, HI-POWER desires to retain ACRO to provide, and ACRO desires to provide, complete, design, engineering, manufacturing, construction, installation and support services for HI-POWER's desired automated systems, along with certain warranties and guarantees, each as set forth in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACRO and HI-POWER, intending to be legally bound, hereby agree as follows: ARTICLE 1. DEFINITIONS; INTERPRETATION 1.1 Defined Terms. Capitalized terms used in this Agreement shall have the meanings specified in this Section 1.1, unless expressly stated otherwise. "ACRO" has the meaning set forth in the preamble to this Agreement and shall include all successors and permitted assigns of ACRO. "ACRO Event of Default" has the meaning set forth in Section 14.2. "ACRO'S Intellectual Property" means all Intellectual Property Rights owned by or licensed to ACRO, including any of ACRO'S Background Intellectual Property Rights used in the design, production, and manufacturing of the Automated Systems. "ACRO Responsible Party" means ACRO, the Subcontractors, or any Person or entity employed by any of them, or any Person or entity for whose acts any of them is liable during the performance of ACRO's obligations under this Agreement, including all ACRO Personnel. "ACRO Tests " means the tests and inspections set forth in Exhibit B (ACRO Tests). "Affiliate" means, with respect to any Person, any other Person Controlling, Controlled by, or under common Control with such first Person. "Agreement" has the meaning set forth in the preamble to this Agreement and shall include all Exhibits and Appendices hereto. "Appendix" or "Appendices" means each form appendix or the form appendices comprising part of this Agreement referenced and listed in the 'Table of Contents' to this Agreement.

2 "Applicable Laws" means all constitutions, treaties, laws, ordinances, rules, regulations, interpretations, permits and related plans, judgments, decrees, injunctions, writs, and orders of any Governmental Authority, including any Environmental Laws, any Governmental Approval, or quasi-governmental body that apply to either Party, the Work, any Equipment, an Automated System, the Project, or the terms of this Agreement. "Approved Change Order" has the meaning set forth in Section 9.1. "Arbitration Notice" has the meaning set forth in Section 18.3(b)(i). "Automation System" means an automated system to be designed, manufactured, constructed and/or installed by ACRO for the Project. "Background Intellectual Property Rights" means HI-POWER'S Intellectual Property or ACRO'S Intellectual Property, as applicable, except for any Foreground Intellectual Property Rights. "Bailed Property" has the meaning set forth in Section 6.1(a). "Basic Purchase Order Terms" means, collectively, any one or more of the following terms specified by HI-POWER in a Purchase Order pursuant to Section 2.3: (a) an itemized list of the Equipment being purchased and sold under the Purchase Order; and the applicable Automated System the Equipment is a component of; (b) the price for each itemized Equipment; (c) the Services to be provided; (d) the price for such Services; (e) Guaranteed Milestones, if any; (f) the expected Delivery Date for the Equipment; (g) the Site where the Equipment are to be delivered, installed, and commissioned; (g) the total Price; and (h) the Payment Schedule. For the avoidance of doubt, the term "Basic Purchase Order Terms" do not include any general terms or conditions of any Purchase Order. "Business Day" means any day other than a Saturday, Sunday, or a United States of America Federal Reserve Bank holiday. "Change" means (i) any material addition to, deletion from or other modification to the quality, function, quantity, or method for performing the Work, including any such addition, deletion or other modification that requires a change in the Price, Payment Schedule, Guaranteed Milestone or (ii) any extension of the Payment Schedule, or any Guaranteed Milestone or increase in the Price. "Change in Law" means an amendment, modification or change of Applicable Law (including any such change that delays the issuance of any Governmental Approval) that: (i) is enacted, adopted, or promulgated after the Effective Date by a Governmental Authority; (ii) materially adversely affects the performance of the Work in accordance with a Project Schedule and that cannot be mitigated by the affected Party using commercially reasonable efforts; and (iii) requires a material variation from the underlying assumptions upon which the Technical Specifications have been used. Notwithstanding the foregoing, a "Change in Law" excludes any amendment to, modification of or change in Applicable Law: (a) relating to Taxes or levies assessed on the basis of ACRO's income, profits, revenues, gross receipts, any other Taxes, duties or imposts, including Taxes, levies, or withholdings relating to amounts to be paid (whether compensation, benefits or otherwise) to, on behalf of or on account of ACRO’s or its Subcontractors’ employees; or (b) formally enacted, adopted or promulgated before the Effective Date, whether or not such modification or change became effective after the Effective Date. "Completion Cost" means the aggregate amount of (a) the total amount of reasonable and necessary documented expenses actually incurred by HI-POWER to complete the Work in the circumstances described in Section 14.4, including (i) all reasonable amounts charged by any replacement contractor to finish the Work based on the obligations assumed by such replacement contractor under this Agreement, and under any of ACRO’s subcontract(s) or other contractual agreement(s) that HI-POWER elects to have assigned to such replacement contractor, (ii) additional reasonable and necessary overhead incurred by HI-POWER to effect such take over and to complete the Work, and (iii) all other reasonable Direct Costs resulting from a ACRO Event of Default. "Confidential Information" means the terms and conditions of this Agreement and any information of a Party or any of its or their Affiliates or any of its or their Representatives that a reasonable person would consider confidential or proprietary or otherwise relating to this Agreement, the Project, or a Party's business methods that a

3 Party or any of its or their Affiliates or any of its or their Representatives have become aware of or been provided with in connection with their negotiation of and performance under this Agreement. "Confirmation" has the meaning set forth in Section 2.4. "Control" or "Controlled" or "Controlling" means the right and power, directly or indirectly through one or more intermediaries, to direct or cause the direction of substantially all of the management and policies of a Person through ownership of voting securities or by contract, including the right to fifty percent (50%) or more of the capital or profits of a partnership. "COVID-19" means the disease designated COVID-19 or the related virus designated SARS-CoV-2, and any variants or mutations of same. "Defect" or "Defective" means, as applicable, any serial defect, materials defect, or Workmanship Defect. "Delay Liquidated Damages" has the meaning set forth in Section 7.8(a). "Demobilize" means, with respect to each Automated System, prior to Final Acceptance of the Automated System or following the earlier termination of this Agreement (as may be applicable), the following actions by ACRO: (i) remove all ACRO tools and equipment (and cause all Subcontractor equipment to be removed) from the Site (other than equipment, supplies, and materials directed by HI-POWER to remain at the Site); (ii) tear down and remove all temporary structures on the Site built by ACRO or its Subcontractors and restore such areas to a condition consistent with the Requirements; (iv) remove all waste, rubbish, and Hazardous Materials for which ACRO is responsible in accordance with this Agreement from and around the Site; and (v) remove all ACRO Personnel from the Site. "Direct Costs" means the actual, verifiable and commercially competitive amount of money paid to Third- Parties for material, labor, services (including professional services), tools, equipment, and other similar costs (specifically including stand-by charges (including demurrage), transportation, storage, handling, or other similar amounts paid to a Third-Party) which amounts shall be substantiated by written invoices, payment applications, and other documentation reasonably necessary to evidence the basis and accuracy of such payments. "Effective Date" has the meaning set forth in the preamble to this Agreement. "Environmental Laws" means any and all Applicable Laws relating to the environment, human health or safety, or to emissions, discharges, Releases or threatened Releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment, including ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes. "Equipment" means, collectively, "equipment" (as that term is defined in UCC Section 9-102(a)(33)) that is used in the manufacture, production, or assembly of an Automated System making up the Project by ACRO, and all machinery, equipment, Tooling, furnishings, and fixtures (as such terms are defined in UCC Section 9-102) now owned or hereafter acquired by ACRO, of any kind, nature or description, as well as all (i) additions to, substitutions for, replacements of and accessions to any of the foregoing items, (ii) attachments, components, parts (including spare parts) and accessories installed thereon or affixed thereto, and (iii) Intellectual Property Rights in connection with the foregoing. "Excluded Taxes" means (i) income Taxes payable by HI-POWER; and (ii) any sales, use, services, retail sales or similar taxes imposed by any Governmental Authority in connection with any Equipment or the Automated Systems (excluding, for the sake of clarity, foreign Taxes or import duties, tariffs, or customers, which all shall be ACRO's responsibility). "Executive Officer" means the chief executive officer, chief financial officer, or chief operating officer. "Exhibit" means each exhibit comprising part of this Agreement referenced and listed in the 'Table of Contents' to this Agreement or attached hereto, as each such Exhibit may be modified in accordance with the terms of this Agreement.

4 "Factory Acceptance Test" has the meaning set forth in Section 7.4. "Foreground Intellectual Property Rights" means any and all of the Intellectual Property Rights developed with respect to, or for incorporation into, the Automated Systems, that are either developed by HI-POWER alone, by the Parties jointly or by ACRO alone as requested by HI-POWER in connection with this Agreement. "Force Majeure Event" has the meaning set forth in Section 8.2(a). "Governmental Approvals" means all authorizations, consents, licenses, certifications, registrations, exemptions, appraisals, permits, conditional permits, variances, orders, judgments, decrees, filings, certificates, and approvals from any Governmental Authority. "Governmental Authority" means applicable national, federal, state, and local governments and all agencies, authorities, departments, instrumentalities, municipalities, courts, corporations, other regulatory authorities (including any independent system operator, regional transmission operator, or other transmission operator or authority and any reliability authority) lawfully exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, or other subdivisions of any of the foregoing having a regulatory interest in or jurisdiction over the Site, the Work, any Equipment, an Automated System, the Project, or the Parties and their respective employees and subcontractors (and their respective employees). "Guaranteed Milestones" means, with respect to the Work, any Equipment, or an Automated System, the dates expressly stated as a 'Guaranteed Milestone(s)' in Exhibit A (Scope of Supply) or an applicable Purchase Order. "Hazardous Material" means any waste, chemical, dust, noise, vibration, radiation, unexploded ordinance, or other substance or material (or combination of them) that may impair the natural environment, injure or damage property or plant or animal life or harm or impair the health of any individual and includes any contaminant, waste, substance, or material that is defined in or regulated pursuant to Environmental Law, including any substance or material defined as "hazardous" or "toxic" or as a "pollutant" or a "contaminant" or by any other similar term under Environmental Law. "HI-POWER" has the meaning set forth in the preamble to this Agreement and shall include all successors and permitted assigns of HI-POWER. "HI-POWER Change Request" has the meaning set forth in Section 9.2. "HI-POWER Event of Default" has the meaning set forth in Section 14.1. "HI-POWER'S Intellectual Property" means all Intellectual Property Rights owned by or licensed to HI- POWER, including all Foreground Intellectual Property Rights and any of HI-POWER'S Background Intellectual Property Rights used in the design, production, and manufacturing of the Goods. "HI-POWER Responsible Party" means HI-POWER or any Person or entity employed by any of them (other than ACRO or ACRO Responsible Parties), or any Person or entity for whose acts any of them is liable during the performance of HI-POWER-Supplied Work and HI-POWER's other obligations under this Agreement. "HI-POWER-Supplied Work" means the activities assigned to HI-POWER. "HI-POWER Representative" has the meaning set forth in Section 5.2. "Indemnified Party" has the meaning set forth in Section 12.1. "Indemnifying Party" has the meaning set forth in Section 12.1. "Initial Term" has the meaning set forth in Section 2.6(a). "Intellectual Property Rights" means all industrial and other intellectual property rights comprising or relating to (a) Patents; (b) Trademarks; (c) internet domain names, whether or not Trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, website, and URLs; (d) works of

5 authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, application programming interfaces, architecture, files, records, schematics, data, data files, and databases and other specifications and documentation; (e) Trade Secrets; (f) semiconductor chips, mask works and the like; and (g) all industrial and other intellectual property rights, and all rights, interests and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the Laws of any jurisdiction throughout in any part of the world. "Interest Rate" shall mean the annual prime rate of interest published in the Wall Street Journal for the applicable period during which interest is incurred pursuant to this Agreement. "Interested Party" means a current, actual, or potential Project Lender, Purchaser, or lender, investor, or financier of HI-POWER or any of its Affiliates. "Liabilities" means any and all loss, claim, judgment, causes of action, demand, costs, injuries, damage, offset, award, expense and liability, including fines, penalties, court costs, costs of suit, administrative proceedings, administrative investigations, litigation, arbitration, dispute resolution, or other similar proceedings, and fees of engineers, lawyers, accountants, and other professionals and experts (in each case on a dollar-for-dollar full reimbursement basis), directly incurred by a Party, whether incurred through settlement or otherwise, in each case whether arising before or after the termination of this Agreement, including (except as otherwise may be provided) those owed to Third Parties. "Lien" means, with respect to any property or asset, any mortgage, deed of trust, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such property or asset, whether or not filed, recorded, or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease, or other title retention agreement relating to such asset. "Losses" has the meaning set forth in Section 12.1. "LTSA" has the meaning set forth in Section 11.4. "Mediation Notice" has the meaning set forth in Section 18.3(a). "Notice of Final Acceptance" has the meaning set forth in Section 7.7(b). "Notice of Substantial Completion" has the meaning set forth in Section 7.6(b). “Other Contractors” has the meaning set forth at Section 4.3(a). "Party" means HI-POWER or ACRO and "Parties" means HI-POWER and ACRO, collectively. "Patents" means all patents (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor's certificates, petty patents, and patent utility models). "Payment Schedule" means the payment schedule set forth a Purchase Order, as adjusted in accordance with this Agreement. "Person" means any individual, limited liability company, partnership, corporation, association, business, trust, government, or political subdivision thereof, Governmental Authority, or other entity. "Personnel" means, with respect to a Person, means all personnel employed or used by the Person or its subcontractor, including any personnel, staff, labor, employees, shareholders, directors, officers, partners, members, representatives, agents, consultants, experts, and any other workers of the Person or its subcontractor.

6 "Price" means the price payable by HI-POWER, for Equipment and/or Services provided pursuant to a Purchase Order, in accordance with the terms and conditions of this Agreement. The Price includes but is not limited to all of ACRO's cost of equipment, materials, labor, packing, crating, boxing, transporting, loading, unloading, installation, Taxes (exclusive of Excluded Taxes), insurance, and any similar financial contributions or obligations. "Products" has the meaning set forth in the Recitals to this Agreement. "Product Warranty" has the meaning set forth in Section 11.1(a). "Progress Schedule" means the latest updated version of the scheduling of the Work prepared in accordance with Section 7.2(a). "Project" has the meaning set forth in the Recitals to this Agreement. "Project Lender" means any lenders, cash equity or tax equity providers or other Third Parties (including any trustee or agent on behalf of such Person) providing development, bridge, construction financing, long-term financing, refinancing, direct or indirect equity financing, or any other extension of credit in connection with the development, ownership, construction, operation, or maintenance of the Project. "Project Lender's Security Interest" has the meaning set forth in Section 15.3(a). "Project Manager" has the meaning set forth in Section 4.3(c). "Project Schedule" means with respect to the Work, any Equipment, or an Automated System, the schedule for the Work as agreed upon by the Parties from time to time. "Prudent Industry Standards" means those expert standards of care and diligence normally practiced by firms operating in the design, engineering, construction, and automated system industries in performing services of a similar kind in the United States of America, at the time the Work is performed, and in accordance with sound construction procedures, Applicable Laws, and other standards established for such work or the Project. Prudent Industry Standards are not intended to be limited to optimum practice or methods, but rather to be a spectrum of reasonable and prudent practices and methods that must take the conditions specific to any given project under consideration. "Punchlist Item" means minor, non-operational items that HI-POWER or ACRO identifies as requiring completion and that individually or in the aggregate do not affect the safety, reliability, and continuous commercial operability of the Work or the ability to commission and test the Work and that will remain to be performed to complete the applicable portion the Work. "Purchase Order" means HI-POWER's purchase order issued to ACRO hereunder, which will include the Basic Purchase Order Terms. "Purchaser" means a purchaser of, directly or indirectly, some or all of either HI-POWER’s assets or equity interests. "Reimbursement Authorization" has the meaning set forth in Section 6.2(a). "Release", "Released" or "Releasing" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Material, but excluding (a) emissions from the engine exhaust of a motor vehicle and (b) the normal application of fertilizer). "Renewal Term" has the meaning set forth in Section 2.6(b). "Representatives" has the meaning set forth in Section 17.3. "Requirements" means, collectively: (i) Prudent Industry Standards; (ii) Applicable Laws; (iii) all Governmental Approvals; (iv) the requirements of the Technical Specifications; (v) the design, plans, and

7 specifications for the Automated Systems delivered to HI-POWER in writing from time to time, including but not limited to any proposals or statements of work, models, timelines; (vi) and all specifications and descriptions for the Automated Systems provided by HI-POWER in writing from time to time, including but not limited to any requests for proposals and equipment requirements; and (vii) all other requirements of this Agreement (including all Purchase Orders and Changes). "Senior Management Meeting" has the meaning set forth in Section 18.3(a). "Senior Management Notice" has the meaning set forth in Section 18.3(a). "Services" means, to the extent applicable, any services related to any Equipment or Automated System described in the “Services” portion of a Purchase Order, including but not limited to design work, planning, procurement of Equipment, shipping, loading and unloading, construction, installation, testing, and commission. If a Purchase Order does not contain any Services, then this term shall not be applicable to such Purchase Order. "Site" means, with respect to an Automation System, the real property on which the Automation System will be constructed and installed. "Site Acceptance Test" has the meaning set forth in Section 7.5. "Final Acceptance" has the meaning set forth in Section 7.7(a). "Final Acceptance Certificate" has the meaning set forth in Section 7.7(c). "Final Acceptance Date" means the date on which the Work achieves Final Acceptance, as set forth in the Final Acceptance Certificate. "Subcontractor" means any Person with whom ACRO enters into an arrangement for the performance of the Work or any portion thereof or for the supply of services, parts or materials to ACRO in connection with the Work, including Persons at any tier with whom any Subcontractor has further subcontracted the Work or any part thereof, and the legal or personal representatives, successors, and assigns of such Person. "Subcontract" means any contract for Work with a Subcontractor. "Substantial Completion" has the meaning set forth in Section 7.6(a). "Substantial Completion Certificate" has the meaning set forth in Section 7.6(c). "Substantial Completion Date" means the date on which the Work achieves Substantial Completion, as set forth in the Substantial Completion Certificate. "Substantial Completion Punchlist" has the meaning set forth in Section 7.6(d)(i). "Taxes" means any and all forms of taxation, charges, tariffs, duties, imposts, and levies imposed by any Governmental Authority or other taxing authority, including sales tax, use tax, gross receipts tax, transaction privilege tax, property tax, income tax, withholding taxes, corporation tax, franchise taxes, capital gains tax, capital transfer tax, inheritance tax, value added tax, customs duties, taxes, or excise associated with the export of materials from its country of origin, the importation of any materials, customs clearance, other taxes, duties, and levies associated with the performance of this Agreement (other than income of HI-POWER), including any tariffs or import or countervailing duties, capital duty, excise duties, betterment levy, stamp duty, stamp duty reserve tax, national insurance, social security, or other similar contributions, and generally any tax, duty, impost, or levy or other similar amount and any interest, penalty, fine, or other amount due in connection therewith. "Technical Specifications" means the technical specifications for the Work for the Automated Systems provided by HI-POWER to ACRO in writing from time to time. "Term" has the meaning set forth in Section 2.6(b).

8 "Third Party" or "Third Parties" means any Person other than HI-POWER or ACRO or their successors and assigns permitted hereby following such succession or assignment, as applicable. "Tooling" means, collectively, all tooling, dies, test and assembly fixtures, gauges, jigs, patterns, casting patterns, cavities, molds, and documentation (including engineering specifications and test reports) used by ACRO in connection with its manufacture and sale of the Goods, together with any accessions, attachments, parts, accessories, substitutions, replacements and appurtenances thereto. "Trademarks" means all rights in and to US and foreign trademarks, service marks, trade dress, trade names, brand names, logos, symbols, trade dress, corporate names and domain names, and other similar designations of source, sponsorship, association, or origin, together with the goodwill symbolized by any of the foregoing, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights and all similar or equivalent rights or forms of protection in any part of the world. "Warranty" and "Warranties" has the meaning set forth in Section 11.1. "Warranty Liquidated Damages" has the meaning set forth in Section 11.2(a). "Warranty Period" means, as applicable, the Product Warranty and Workmanship Warranty Period, as defined in Section 11.1. "Warranty Service" has the meaning set forth at Section 11.3. "Work" means all of ACRO's obligations under this Agreement, including all Services and all Warranty obligations of ACRO, as described in this Agreement and/or applicable Purchase Order. "Workmanship Defect" has the meaning set forth in Section 11.1(b). "Workmanship Warranty" means the warranty obligations of ACRO set forth in Section 11.1(b). "Workmanship Warranty Period" has the meaning set forth in Section 11.1(b). 1.2 Interpretation. (a) Grammatical Forms. As used in this Agreement, where a word or phrase is specifically defined, other grammatical forms of such word or phrase have corresponding meanings; the terms "hereof", "herein", "hereunder", and similar words refer to this entire Agreement (and as this Agreement may be varied, amended, substituted, novated, assigned, or otherwise transferred from time to time as permitted by this Agreement) and not to any particular Article, Section, Exhibit, Appendix, or any other subdivision of this Agreement; "including" means "including, for example and without limitation," and other forms of the verb "to include" are to be interpreted similarly. (b) References. References herein to a "Article", "Section," "Exhibit", or "Appendix" shall mean a Article, Section, Exhibit, or Appendix of this Agreement, as the case may be, unless specifically stated otherwise. All references to a given Exhibit, Appendix, agreement, instrument, or other document shall be a reference to that Exhibit, Appendix, agreement, instrument, or other document as modified, amended, supplemented, and restated through the date as of which such reference is made, and references to an Exhibit or Appendix shall mean the referenced Exhibit or Appendix and any sub-exhibits, sub-parts, components, or attachments included therewith. As used in this Agreement, all references to a given agreement, instrument, or other document shall be a reference to that agreement, instrument or other document as amended, supplemented, restated, or otherwise modified from time to time. Any term defined or provision incorporated in this Agreement by reference to another document, instrument, or agreement shall continue to have the meaning or effect ascribed thereto whether or not such other document, instrument, or agreement is in effect. Any reference to Applicable Laws and to terms defined in, and other provisions of, Applicable Laws (including those set forth electronically on an internet web site) shall be references to the same (or a successor to the same) as amended, supplemented, or otherwise modified from time to time. (c) Persons. Unless expressly stated otherwise, a reference to a Person includes its successors and permitted assigns, and, in the case of a Governmental Authority, any Person succeeding to its functions and capacities.

9 (d) Number and Gender. The singular shall include the plural, and the masculine shall include the feminine and neuter, and vice versa. (e) Computation of Time Periods. As used in this Agreement, references to "days" shall mean calendar days, unless the term "Business Days" is used. If the time for performing a payment or notice obligation under this Agreement expires on a day that is not a Business Day, the time shall be extended until that time on the next Business Day. In the computation of periods of time specified in any notice, such periods shall be exclusive of the day on which the notice was given or was deemed to be given and inclusive of the last day on which the event or action specified in such notice is due to occur or be taken. (f) Industry Meaning. Words, abbreviations, numerical symbols, and measurements that have well-known technical or construction industry meanings are used in this Agreement in accordance with such recognized meanings, unless otherwise defined in this Agreement. (g) Incorporation of Attachments. All Exhibits and Appendices attached to this Agreement are incorporated herein by this reference and made a part hereof for all purposes. ARTICLE 2. MASTER AGREEMENT; PURCHASE ORDERS; TERM 2.1 Master Agreement. This Agreement sets forth the terms and conditions pursuant to which ACRO shall perform the Work for the Project, as may be requested by HI-POWER from time to time during the Term. 2.2 Order of Precedence. The Parties intend for the express terms and conditions contained in this Agreement (including any Exhibit and Appendices hereto) and in any subsequently issued Purchase Order to exclusively govern and control each of the Parties' respective rights and obligations regarding the Project and the Parties' agreement is expressly limited to such terms and conditions. Notwithstanding the foregoing, and except with respect to the provisions set forth in Appendix A (Government Flow Downs), if any terms and conditions contained in an invoice, or other communication conflict with any terms and conditions contained in this Agreement, the applicable term or condition of this Agreement or a Purchase Order will prevail and such contrary or different terms will have no force or effect. The terms and conditions of all Purchase Orders are incorporated by reference into this Agreement for all applicable purposes hereunder. Without limitation of anything contained in this Section 2.2, any additional, contrary, or different terms contained in any Confirmation or any of ACRO's invoices or other communications, and any other attempt to modify, supersede, supplement or otherwise alter this Agreement, are deemed rejected by HI-POWER and will not modify this Agreement or be binding on the Parties unless such terms have been fully approved in a signed writing by an Executive Officer of both Parties. 2.3 Purchase Orders. HI-POWER may issue to ACRO one or more Purchase Order(s) for Equipment or Services as provided, herein, each of which shall be incorporated by this reference. HI-POWER shall issue Purchase Orders (containing applicable Basic Purchase Order Terms that are consistent with the terms of this Agreement) to ACRO in written or electronic. By issuing a Purchase Order to ACRO, HI-POWER makes an offer to purchase Equipment, an Automated System(s) and/or Services, as applicable, pursuant to the terms and conditions of this Agreement and the Basic Purchase Order Terms contained in the Purchase Order. For the avoidance of doubt, HI- POWER shall only be obligated to purchase from ACRO, and ACRO shall be obligated to sell to HI-POWER, the Equipment, the Automated System(s) and Services specified in the Initial Order described on Exhibit A or in an accepted Purchase Order. 2.4 Acceptance, Rejection, and Cancellation of Purchase Orders. ACRO shall confirm to HI- POWER the receipt of each Purchase Order issued hereunder (each, a "Confirmation") within five (5) Business Days following ACRO's receipt thereof in written form. Each Confirmation must reference HI-POWER's Purchase Order number, confirm acceptance of the Purchase Order or advise HI-POWER of ACRO's rejection of such Purchase Order (but only solely if permitted under this Section 2.4), the date of acceptance or rejection, and the basis for rejection (if applicable). If ACRO fails to issue a Confirmation within the time set forth in the first sentence of this Section 2.4 or otherwise commences performance under such Purchase Order, ACRO will be deemed to have accepted the Purchase Order. HI-POWER may withdraw any Purchase Order prior to ACRO's acceptance thereof. ACRO may only reject a Purchase Order if: (a) HI-POWER has sent ACRO a notice of termination under Section 14.4 or Section 14.5; or (b) the applicable Purchase Order includes terms and conditions that supplement those contained in this Agreement, which

10 ACRO is unwilling to accept. ACRO may not cancel any previously accepted Purchase Order hereunder. To the extent ACRO is unable to provide the requested Equipment or Work under any Purchase Order issued and accepted hereunder, ACRO shall be in breach of this Agreement. In the event of such breach, and without limiting HI-POWER's other remedies available hereunder under Applicable Laws, HI-POWER shall be entitled to recover all additional costs of purchasing replacement or cover Equipment, Automated Systems and Work for the Project. 2.5 Changes. Any Change to a Purchase Order must be authorized in accordance with Article 9. 2.6 Term. (a) Initial Term. The term of this Agreement commences on the Effective Date and continues for a period of five (5) years unless it is earlier terminated pursuant to the terms of this Agreement or applicable Law (the "Initial Term"). (b) Renewal Term. Upon expiration of the Initial Term, the term of this Agreement will automatically renew for up to three (3) additional successive one (1) year terms unless both Parties provides written notice of non-renewal at least one-hundred eighty (180) days prior to the end of the then-current term (each, a "Renewal Term" and together with the Initial Term, the "Term"), unless any Renewal Term is earlier terminated pursuant to the terms of this Agreement or Applicable Law. If the Initial Term or any Renewal Term is renewed for any Renewal Term(s) pursuant to this Section 2.6(b), the terms and conditions of this Agreement during each such Renewal Term will be the same as the terms in effect immediately prior to such renewal. In the event both Parties provide timely notice of their intent not to renew this Agreement, then, unless earlier terminated in accordance with its terms, this Agreement terminates on the expiration of the Initial Term or then-current Renewal Term, as applicable. (c) Effect Upon Expiration. For the avoidance of doubt, termination or expiration of this Agreement shall not affect the validity of any Purchase Orders previously issued and accepted, and the terms and conditions of this Agreement shall remain in full force and effect so long as any Work or payment obligations under a Purchase Order is not completed. 2.7 No Right to Manufacture and Sell Similar Products. For a period two (2) years from the Effective Date, ACRO shall not manufacture or sell to any Person, or enter into any agreement with any Person, in the business of manufacture or sale of zinc-bromide or zinc-bromine based battery stationary energy storage systems and devices. ACRO shall not, at any time, use any of HI-POWER's Intellectual Property Rights to manufacture or sell goods or products that are similar to or competitive with the Automated System(s) to any other buyer, including following the expiration or termination of this Agreement. ARTICLE 3. PRICE AND PAYMENT 3.1 Price. During the Term, ACRO agrees to be bound by the prices set forth in Exhibit A (Scope of Supply) for the initial Equipment and performance of the applicable Services (the "Initial Order"). The Price of the Initial Order is set forth on Exhibit A (Scope of Supply). HI-POWER may place one or more additional Purchase Orders for Equipment and Work with respect to the Automated Systems from ACRO, at the prices set forth in a Purchase Order. All Prices contained in the Exhibit A (Scope of Supply) or any Purchase Order are firm and are not subject to increase for any reason, including changes in market conditions, increases in raw material, component, labor, or overhead costs or because of labor disruptions or fluctuations in production volumes. ACRO understands that HI-POWER has relied upon Exhibit A (Scope of Supply), and will rely upon future Purchase Orders, in its business decisions regarding the Automated Systems, and that a failure by ACRO to comply with Exhibit A (Scope of Supply) or any Purchase Order would cause direct and material damage to HI-POWER and its Affiliates. ACRO represents and warrants to HI-POWER that Exhibit A (Scope of Supply) is inclusive of all of ACRO's costs and expenses associated the terms of this Agreement and the initial Purchase Order issued and accepted hereunder. ACRO acknowledges the material required to manufacture the Automated Systems may be subject to import duties, including without limitation import tariffs when imported to the United States, and expressly assumes all responsibility for payment of such import duties. ACRO assumes all risk of any increase in import duties and/or the imposition of new import duties on such material. The modification of import duties on such material shall not be cause for an ACRO Change Order Request.

11 3.2 Taxes. The Prices are inclusive of any and all Taxes (exclusive of Excluded Taxes) imposed under Applicable Law on ACRO, the Subcontractors, the Work, the Equipment, or HI-POWER with respect to this Agreement or ACRO's performance of the Work. ACRO shall take reasonable steps requested by HI-POWER to minimize the amount of Excluded Taxes. The Parties agree to reasonably cooperate to minimize each Party’s Tax liability to the extent legally permissible, including providing information relating to Taxes as reasonably requested by any Governmental Authority. To the extent any abatements, exemptions, deferrals, or credits against any Taxes may be available to either Party pursuant to Applicable Laws, the Parties shall reasonably cooperate to secure such abatements, exemptions, deferrals, or credits against any Taxes. 3.3 Payments. The Prices shall be paid by HI-POWER to ACRO as follows: (a) Invoicing for Payment. For each installment payment under a Purchase Order, ACRO shall submit to HI-POWER an invoice in the amount and at least five (5) Business Days prior to the payment date set forth in the Purchase Order, along with all required submittals set forth in Section 3.4. (b) HI-POWER's Approval of Invoices. No later than seven (7) Business Days following receipt of any invoice in accordance with Section 3.3(a), HI-POWER shall either approve such invoice or notify ACRO in writing of any inaccuracies, missing documentation or of any other reason why the requirements for approval of the invoice has not been met. If HI-POWER notifies ACRO of inaccuracies, missing documentation, or of any other valid reason that the requirements for approval of the invoice have not been met, ACRO shall, promptly cure any inaccuracies, missing documentation or other issues identified by HI-POWER and resubmit a new invoice. (c) Offset. By written notice to ACRO, HI-POWER may deduct and offset against any part of the balance due to ACRO under this Agreement any undisputed amount due from ACRO to HI-POWER under this Agreement. 3.4 Required Submittals. As a condition precedent to HI-POWER's approval of any invoice submitted by ACRO, the following documents shall be submitted with each invoice, except as expressly stated herein: (a) evidence that ACRO has completed all deliverables expressly required to be performed for which payment is requested; (b) for any Work performed pursuant to an Approved Change Order, supporting documentation demonstrating the Direct Costs incurred by ACRO or any Subcontractors in connection with such Approved Change Order; and (c) any other evidence or documentation reasonably requested by HI-POWER to verify ACRO's progress in performing the Work or to verify that ACRO has paid for all services, materials and labor used in connection with the performance of this Agreement through the period covered by payments received from HI- POWER, including but not limited to an unconditional lien waiver in form and substance reasonably satisfactory to HI-POWER, executed by duly authorized officers or representatives of ACRO and any Subcontractor, as applicable. 3.5 No Mechanic’s Lien. ACRO, by entering into this Agreement, agrees to waive its right to file a claim for a mechanic’s lien against the Equipment and Automated Systems, including any attachments. Further, ACRO agrees to obtain from all persons or third-parties with whom it subcontracts, purchases from, or does business with, in the fulfillment of this Agreement, a written waiver of mechanic’s lien in favor of HI-POWER in form and substance reasonably satisfactory to HI-POWER. ACRO will provide HI-POWER with executed copies of this waiver prior to the undertaking of any activity or Work. ACRO, at its sole expense, agrees to indemnify and defend HI- POWER, and hold it harmless from all losses, including legal fees and expenses, arising from ACRO's failure to obtain the mechanic’s lien waivers. In the event ACRO becomes unable, because of insolvency, or bankruptcy, or for any other reason, to timely compensate its Subcontractors, agents, and other entities whose efforts have been obtained by ACRO in the fulfillment of this Agreement, or is otherwise unable to meet its debt obligations, in addition to any other remedies HI-POWER may avail itself of in law or equity, HI-POWER reserves the right to make payments directly to these entities, bankruptcy court, trustees in bankruptcy, or receivers as it deems necessary, subtracting the amount of these payments plus any legal expenses incurred from any sums owed to ACRO under this Agreement. In this event, ACRO waives any right of further recompense from HI-POWER for the work completed by these entities.

12 ARTICLE 4. ACRO RESPONSIBILITIES 4.1 ACRO's Scope of Responsibilities. ACRO shall, on a fixed-price basis provide the Equipment and the Work, including but not limited to: (a) design, engineering, procurement, manufacturing, assembly, construction, installation and commissioning Services related to the Automated Systems; (b) perform all testing and related activities to achieve Final Acceptance of the Work and Automated Systems; (c) perform ACRO’s Warranty obligations hereunder; and (d) perform all obligations set forth in this Agreement and Purchase Orders in accordance with this Agreement. 4.2 Standard of Performance; Control of the Work; Prior Work. (a) Standard of Performance. All Work performed by ACRO and any other ACRO Responsible Party, including any construction services, shall be performed in accordance with the terms and conditions of this Agreement. ACRO and any other ACRO Responsible Party shall perform the Work in a workmanlike manner, and in compliance, in all material respects with Applicable Laws, permits, and Requirements. All components in any Equipment, Automated System or Work required under this Agreement shall be of new and workmanlike quality and shall otherwise comply with Applicable Laws, permits, and Requirements. (b) Control of the Work. HI-POWER does not have authority over, or responsibility for supervision of, ACRO Responsible Parties, such supervision, control over, and responsibility being the sole obligation and responsibility of ACRO. (c) Inspection. ACRO shall permit HI-POWER and any HI-POWER Representative to inspect all Work performed by ACRO at HI-POWER's expense upon reasonable prior notice during normal business hours, subject to ACRO's customary safety rules and policies. 4.3 Specific Services of ACRO. Without limiting the generality of Section 4.1, ACRO shall perform all of the following specific tasks in accordance with the terms of this Agreement and the other Requirements: (a) Cooperation with Other Contractors. ACRO acknowledges that Persons contracting with HI-POWER or subcontracting with such Persons (collectively, "Other Contractors"), may perform other work on or near the Site. ACRO shall: (i) coordinate the Work with the work of the Other Contractors and cooperate with the Other Contractors to minimize the impact of any interference; (ii) attend any meeting reasonably requested by HI- POWER or the Other Contractors (whether or not HI-POWER is an attendee of such meeting) for the purpose of coordinating performance of the Work and any HI-POWER-Supplied Work or to resolve concerns relating to the Work or any HI-POWER-Supplied Work, employees of ACRO or the Other Contractor, or the Subcontractors or the Other Contractor’s subcontractors; and (iii) use commercially reasonable efforts, and cause its Subcontractors to use commercially reasonable efforts to, maintain good working relationships with the Other Contractors and their employees and such Other Contractors' subcontractors and their employees. If any Other Contractor that is performing any work fails to reasonably cooperate or coordinate with ACRO and interferes with ACRO in the performance of the Work, ACRO shall promptly notify HI-POWER, reasonably explaining the facts and circumstances surrounding such delay, and HI-POWER shall use reasonable efforts to cause the Other Contractor to avoid interfering with ACRO and to cooperate and coordinate their activities with ACRO. (b) Construction and Installation. ACRO shall provide, construct, install, complete, and pay for all labor, parts, materials, tools, supplies, construction equipment, and machinery, consumables, transportation, and other facilities and services (including any temporary materials, equipment, supplies, and facilities) necessary to achieve Final Acceptance (excluding only HI-POWER-Supplied Work), all in accordance with the Requirements. (c) Project Manager. ACRO shall appoint a project manager in connection with the performance of the Work (the "Project Manager"). The Project Manager shall be responsible for the day-to-day supervision of Work, shall serve as a primary point of contact between ACRO and HI-POWER, and shall be available to meet with HI-POWER as reasonably requested by HI-POWER to discuss any issue related to the Work. The Project Manager shall have authority to act on behalf of ACRO in connection with this Agreement. The Project Manager shall not be replaced or assigned to other projects, assignments, or tasks that inhibit or otherwise adversely affect the Project Manager's ability to perform their duties on a timely basis hereunder, whether for HI-POWER or for Third

13 Parties, so long as the performance of Project Manager's duties is required for performance of the Work, without prior written consent from HI-POWER, such consent not to be unreasonably withheld or delayed. (d) Engagement of Qualified, Licensed, and Competent Workers. ACRO shall, at its cost and expense, retain, provide, supervise, manage, or cause its Subcontractors to retain, provide supervise and manage, all labor and professional, supervisory, and managerial personnel as are required to perform the Work and any other obligations imposed upon ACRO under this Agreement. Subject to the other provisions of this Agreement, ACRO has sole authority to hire, discharge, promote, and transfer employees, to select and remove ACRO Personnel, and to determine the proper allocation of resources to perform the Work. (e) ACRO Fully Responsible for ACRO Personnel. ACRO shall be solely responsible for the acts or omissions of ACRO Personnel. ACRO shall be solely responsible for providing, scheduling, and coordinating ACRO Personnel. Throughout performance of the Work, ACRO shall be solely responsible for ensuring that all ACRO Personnel comply with Applicable Laws. Except where HI-POWER's Representative requests in writing a specified form of communication, ACRO shall ensure that all Subcontractors communicate with HI-POWER solely through ACRO. Respecting each act or omission which is prohibited as to ACRO under this Agreement, ACRO shall ensure that ACRO Personnel make no such act or omission. (f) Testing. ACRO shall at its own expense conduct or arrange for the conduct of ACRO Tests with respect to the Work pursuant to Article 7; provided, however, HI-POWER shall be responsible for any fees for independent technical or engineering consultant review initiated by HI-POWER. (g) Regulatory Compliance. If any Work, Equipment or Automated System purchased from ACRO requires any Governmental Approvals, ACRO must provide evidence of compliance, in the form of a test report and/or engineering analysis, validating conformance to those specific regulatory requirements. ACRO must provide the same evidence of compliance whenever a change is made to a particular equipment or system that affects the performance of that equipment or system to a specific government regulatory performance requirement, including but not limited to OSHA requirements. ACRO must complete a letter of conformance and provide to HI-POWER as requested. (h) Access to ACRO Premises. ACRO will grant HI-POWER access, after reasonable notification, to inspect ACRO's manufacture and production of the Automated Systems, verify any charges subsequent to payment, perform tests, and make other examinations at ACRO's premises, including evaluating any risks for interruption in the delivery of the Automated Systems. ACRO will obtain the same rights for HI-POWER at the premises of its Subcontractors. Any Work performed on Site is subject to HI-POWER's customary safety rules and policies. (i) Security. ACRO shall have sole responsibility for security in any off-Site locations where materials or equipment are stored. 4.4 Subcontractors. (a) Engagement of Subcontractors. ACRO shall not locate, procure the services of, or enter into a contract with a Subcontractor for the performance of any portions of the Work without HI-POWER's prior written approval. If HI-POWER consents to the engagement of a Subcontractor, no such engagement shall relieve ACRO of any of its duties, responsibilities, obligations or liabilities hereunder. As between HI-POWER and ACRO, ACRO shall be fully responsible and liable for all Work performed by, and all acts, errors, or omissions of, all Subcontractors and other ACRO Responsible Parties arising out of the performance of the Work or activities related thereto. ACRO shall also be solely responsible for ensuring that, throughout performance of the Work, all ACRO Personnel comply with applicable Environmental Laws and other Applicable Laws relating to worker health and safety, this Agreement, and the rules and policies of HI-POWER and its Affiliates. ACRO shall promptly notify HI- POWER of any dispute between ACRO and any Subcontractor that would reasonably be expected to have an impact on the Work, or the performance of ACRO's obligations hereunder and provide a reasonable description thereof. Nothing contained herein shall create any contractual relationship between any Subcontractor and HI-POWER. (b) Copies of Subcontracts. All Subcontracts shall be in writing, and ACRO shall provide copies of any Subcontract to HI-POWER no later than five (5) Business Days following the Effective Date or the

14 effective date of the Subcontract, whichever is later, which copies may be redacted to remove confidential proprietary information, such as the cost for services to be provided under the Subcontract. 4.5 Spare Parts. Unless otherwise set forth in an LTSA, with respect to each Automated System, ACRO shall provide a list of recommended Spare Parts, including pricing and lead time for delivery of such Spare Parts. If ACRO uses any of the Spare Parts during installation and commissioning or otherwise during ACRO's performance of the Work, ACRO shall replace such Spare Parts. 4.6 Replacement and Obsolete Parts. ACRO guarantees that, for operating life of the Automated Systems (which for the sake of clarity, shall not be less than one (1) year following Final Acceptance), ACRO will either: (i) make available to HI-POWER all spare and replacement parts necessary for the operation, maintenance and repair of the Automated Systems; or (ii) source compatible replacements in the case of obsolete parts ACRO shall provide such parts to HI-POWER at commercially reasonable rates in effect as of the date of purchase of such parts. This Section 4.6 shall survive the Term, termination or expiration of this Agreement, and shall remain applicable notwithstanding technology changes, revisions, or updates to equipment similar to the Equipment. 4.7 Correction of Defective Work. If ACRO becomes aware of any Defect in the Work, ACRO shall promptly give written notice to HI-POWER of such Defect and ACRO's proposed action for remedying such Defect. If ACRO becomes aware of a Defect in the Work, or upon receipt of HI-POWER's valid notice of the same, subject to Article 11, ACRO shall, at its sole risk, cost and expense, regardless of the time or place of discovery of a Defect, or whether HI-POWER previously accepted any or all of such Work, promptly (and in all cases within five (5) Business Days, unless HI-POWER consents in writing to a longer period of time): (A) begin to: correct, repair, or replace any part of the Work with Work that is not Defective and otherwise conforms with the Requirements; and (B) correct or repair any damage to other Work or the equipment caused by such Defective Work or resulting from the correction, repair, or replacement of the Defective Work. 4.8 Licenses and Permits. ACRO shall be responsible, at its sole cost and expense, for procuring, obtaining, maintaining, and complying with licenses and permits applicable to ACRO's performance of the Work. ACRO shall comply with licenses and permits obtained by HI-POWER or any other Person for the Project. ARTICLE 5. HI-POWER RESPONSIBILITIES 5.1 Access to Site. With respect to each Automated System, HI-POWER shall furnish to ACRO access to the applicable Site, and ACRO's access to the Site shall be conditioned on compliance with the rules and policies of HI-POWER and its Affiliates. 5.2 HI-POWER Representative. HI-POWER has designated Senior Director of Operational Excellence and Vice President of Supply Chain to represent HI-POWER and to receive communications from ACRO (each a "HI-POWER Representative"). Each HI-POWER Representative shall have such authority to act for HI- POWER under this Agreement; provided that a HI-POWER Representative shall under no circumstances have the authority to amend, terminate or assign, or consent to the amendment, termination or assignment of, this Agreement. HI-POWER may change any HI-POWER Representative from time to time by written notice to ACRO. 5.3 Scope and Scheduling of HI-POWER Obligations. HI-POWER shall not be obligated to perform any services in connection with the Work other than those obligations expressly identified as HI-POWER's responsibility in this Agreement. ARTICLE 6. TANGIBLE PROPERTY 6.1 Bailment. (a) Bailed Property. All tangible property of every description, including supplies, materials, machinery, equipment, drawings, photographic negatives and positives, artwork, copy layout, electronic data, and other items, furnished by HI-POWER or its Affiliates, either directly or indirectly, to ACRO or to any supplier to ACRO in connection with or related to this Agreement, or for Equipment related to an Automated System which

15 ACRO has been at least partially reimbursed by HI-POWER (collectively, "Bailed Property") is and will at all times remain the property of HI-POWER and be held by ACRO on a bailment-at-will basis. (b) Title to Bailed Property. Only HI-POWER has any right, title, or interest in and to Bailed Property, except for ACRO's limited right, subject to HI-POWER's sole discretion, to use the Bailed Property in the performance of ACRO'S obligations under this Agreement. ACRO shall not use the Bailed Property for any other purpose. ACRO shall not commingle Bailed Property with the property of ACRO or with that of a Person other than HI-POWER or ACRO and shall not move any Bailed Property from ACRO's premises without the prior written approval by HI-POWER. HI-POWER may, at any time, for any reason and without payment of any kind, retake possession of any Bailed Property without the necessity of payment or notice to ACRO, or a hearing or a court order, which rights, if any, are waived by ACRO. Upon HI-POWER'S request, Bailed Property will be immediately released to HI-POWER or delivered to HI-POWER by ACRO. ACRO'S continued holding of Bailed Property after demand has been made by HI-POWER for delivery will substantially impair the value thereof, and, accordingly, HI-POWER will be entitled to a court order of possession without any need of proving damages or posting of a bond. To the fullest extent permitted by law, ACRO shall not allow any Lien to be imposed on or attach to the Bailed Property through ACRO or as a result of ACRO's action or inaction, and ACRO hereby waives any Lien that it may have or acquire in the Bailed Property. (c) Bailed Property. ACRO acknowledges and agrees that: (i) HI-POWER is neither the manufacturer of the Bailed Property nor the manufacturer's agent; (ii) HI-POWER is bailing Bailed Property to ACRO for ACRO's benefit; (iii) ACRO has inspected the Bailed Property and is satisfied that the Bailed Property is suitable and fit for its intended purposes, of which ACRO is aware; and (iv) HI-POWER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE BAILED PROPERTY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE. Notwithstanding the foregoing, if the bailment relationship described in this Section 6.1 is deemed to be a secured financing transaction, ACRO grants to HI-POWER a continuing security interest in any rights or interests it may have in the Bailed Property. 6.2 Tooling Orders. (a) ACRO may not charge HI-POWER for the cost of manufacturing or procuring any Tooling or other materials used in the production and sale of the Automated Systems unless HI-POWER agrees in writing to reimburse ACRO for ACRO's actual reasonable costs of manufacturing or procuring such Tooling or other materials (a "Reimbursement Authorization"). Payment for such Tooling or materials will be due only after: (i) HI-POWER has successfully completed all testing of such Tooling or materials required by HI-POWER, which will be conducted at ACRO's sole cost and expense; (ii) HI-POWER has successfully conducted a tooling audit in accordance with its customer's requirements; and (iii) ACRO has provided to HI-POWER detailed invoices documenting the actual costs incurred by ACRO for such Tooling or materials, including copies of any invoice issued to ACRO by any third party with respect thereto, and other any other information reasonably requested by HI-POWER with respect to such Tooling or materials (which may include CAD models and drawings). HI-POWER shall pay ACRO only the actual cost of such Tooling or materials, not to exceed the authorized amount, if any, stated in the applicable Reimbursement Authorization. (b) Such Tooling or other materials that are subject to a Reimbursement Authorization provided by HI-POWER will become Bailed Property (and title thereto will vest in HI-POWER) immediately upon completion of all testing required by HI-POWER (provided that HI-POWER will not be relieved of its obligation to pay for such Tooling or materials in accordance with the terms of this Agreement) or if earlier, any payment by HI- POWER to ACRO therefor. Any payments made by HI-POWER for Bailed Property are expressly intended by HI- POWER to be held in trust for the benefit of any subcontractors or suppliers used by ACRO to fabricate the Bailed Property that relates to such payments, and ACRO agrees to hold such payments as trustee in express trust for such subcontractors or suppliers until ACRO has paid the subcontractors or suppliers in full for the Bailed Property. 6.3 Maintenance; Risk of Loss. ACRO shall bear all risk of loss of and damage to Bailed Property. ACRO shall, at its own expense, for the benefit of HI-POWER, insure all Bailed Property with full and extended coverage for all losses, for its full replacement value, in accordance with the terms of Article 13. As and when it is commercially reasonable to do so, ACRO shall, at its sole cost and expense, maintain, repair, refurbish and replace Bailed Property. All replacement parts, additions, improvements, and accessories for such Bailed Property will

16 automatically become HI-POWER's property upon their incorporation into or attachment to the Bailed Property. All replacements of Bailed Property will also be HI-POWER's property. ACRO shall replace any missing components of or inserts to any Bailed Property. 6.4 Inventory. ACRO will maintain a written inventory of all Bailed Property that sets forth a description and the location of all Bailed Property, and provide a copy of this inventory to HI-POWER upon request. ACRO shall mark all Bailed Property permanently and conspicuously to identify it as the property of HI-POWER, and indicate HI-POWER's name and address. ACRO shall immediately sign any documents reasonably requested by HI-POWER to evidence all of HI-POWER's rights to and interests in Bailed Property. ACRO grants to HI-POWER a limited and irrevocable power of attorney, coupled with an interest, to execute and record on ACRO's behalf any documents with respect to Bailed Property that HI-POWER determines are reasonably necessary to reflect HI- POWER's interest in the Bailed Property. 6.5 Inspection and Audit Rights. ACRO hereby grants to HI-POWER, its Affiliates, and each of their authorized Representatives, access to ACRO's premises (including ACRO's manufacturing operations used in production of the Automated Systems) and all pertinent documents and other information, whether stored in tangible or intangible form, including any books, records, and accounts, in any way related to ACRO's performance under this Agreement (including ACROs' processes and procedures), Automated Systems, Bailed Property or any payment or other transaction occurring in connection with this Agreement, for the purpose of auditing ACRO's compliance with the terms of this Agreement and any other agreements between HI-POWER and ACRO, including ACRO's charges for Automated Systems, work-in-process or raw-material inventory or Bailed Property. ACRO agrees to cooperate fully with HI-POWER in connection with any such audit or inspection. ACRO shall maintain, during the Term and for a period of five (5) years after the Term, complete and accurate books and records and any other financial information. ACRO shall segregate its records and otherwise cooperate with HI-POWER so as to facilitate any audit by HI-POWER. ACRO shall reimburse HI-POWER for all amounts associated with errors discovered during an audit. In addition, ACRO shall reimburse HI-POWER for the amount of HI-POWER's reasonable costs and expenses incurred in conducting the audit if the results of such audit indicate that such discrepancy is greater than five percent (5%) percent of the total amount actually payable by HI-POWER for the period examined. If requested by HI- POWER, ACRO shall use its best efforts to permit HI-POWER, its Affiliates, and each of their Representatives to obtain from subcontractors or other suppliers to ACRO the information and permission to conduct the reviews specified with respect to ACRO in this Section 6.5. ARTICLE 7. SCHEDULE, COMPLETION, TESTING AND PERFORMANCE 7.1 Schedule. (a) Completion Date. ACRO shall perform the Work in accordance with the Project Schedule and achieve all Guaranteed Milestones by the corresponding completion date set forth in the Project Schedule. If ACRO fails to achieve any Guaranteed Milestones on or before the applicable date, then ACRO shall be responsible for Delay Liquidated Damages as provided in Section 7.8. ACRO shall not be excused from any failure to achieve any of the Guaranteed Milestones on or before the applicable date, except as the result of Changes approved by HI- POWER or to which ACRO is entitled in accordance this Agreement, including under Article 9. (b) Completion Assurance. ACRO shall organize, supervise, and execute all Work hereunder in a manner sufficient to achieve each of the Guaranteed Milestones, if any, on or before the applicable dates and otherwise as required to satisfy any deadlines set forth herein. 7.2 ACRO Schedule and Reports. (a) Monthly Progress Schedule. ACRO shall prepare and submit to HI-POWER a monthly updated "Progress Schedule" in accordance with this Section 7.2(a) in order to monitor the actual progress in performing the Work. The Progress Schedule shall be for HI-POWER's and ACRO's use in monitoring and evaluating the progress of the Work. ACRO shall utilize competent scheduling personnel with first-hand knowledge of the Work, the Site, any HI-POWER-Supplied Work, the Project, and this Agreement. ACRO shall prepare and submit to HI-

17 POWER with each Progress Schedule the following in such detail as HI-POWER may reasonably request and otherwise satisfactory to HI-POWER: (i) a written narrative report on the status of the Work including (A) the status of major components of the Work, (B) an explanation for any lack of Work on critical path activities planned to be performed during the previous month, (C) a list of critical activities to be performed during the next calendar month, (D) the status of procurement, and (E) any delays or other problems encountered since the last narrative report was submitted and plans to mitigate them; and (ii) such other reports and certifications relating to the Work as HI-POWER shall reasonably request from time to time.1 (b) Weekly Progress Meetings and Look-Ahead Schedule. From and after the Effective Date until Substantial Completion has been achieved, with respect to any outstanding Purchase Orders, ACRO shall hold weekly progress meetings with Subcontractors and HI-POWER Representatives or HI-POWER Personnel to assess and verify actual progress, to predict future progress and to review and, to the extent possible, resolve any construction-related issues that HI-POWER or ACRO may wish to discuss. 7.3 ACRO Tests. (a) Testing Schedule. ACRO shall provide a detailed schedule of all activities associated with ACRO Tests no later than thirty (30) days prior to the commencement of an ACRO Test. (b) ACRO Test Results. ACRO shall report the results of any ACRO Tests to HI-POWER within ten (10) Business Days after completion of such ACRO Tests. The results shall be submitted by ACRO to HI- POWER (together with supporting documentation) and, if desired by HI-POWER, to HI-POWER's other technical or engineering consultants for the purpose of confirming the results and successful completion. HI-POWER shall complete its review of the results and respond to ACRO within ten (10) Business Days following submission of the results of any ACRO Test to HI-POWER. Determinations shall be based on the objective criteria as set forth in Exhibit B (ACRO Tests). If it is reasonably determined by HI-POWER, or HI-POWER's other technical consultants, as applicable, that ACRO has not adequately performed an ACRO Test or if the applicable Work did not successfully satisfy the requirements for any ACRO Test as set forth in Exhibit B (ACRO Tests), ACRO shall take whatever corrective actions are necessary to correct any deficiency or re-perform such test, as applicable. Any dispute regarding this Section 7.3 shall be resolved in accordance with Section 18.3(d). (c) Cost of ACRO Tests. All ACRO Tests, including re-tests and re-inspections, shall be conducted at ACRO's sole cost and expense. 7.4 Factory Acceptance Tests. Prior to shipment of an Automated System, ACRO shall conduct a test of the Automated System at ACRO's facility in accordance with this Section 7.4 ("Factory Acceptance Test"). The purpose of the Factory Acceptance Test shall be primarily to identify any mechanical interferences between machine members, improper adjustments made during assembly and generally to determine that the Work is in good working order. HI-POWER shall have the option to have HI-POWER Personnel present to observe the Factory Acceptance Test. ACRO agrees to submit to HI-POWER test data for each Factory Acceptance Test. Results of the Factory Acceptance Test will be reviewed and approved by HI-POWER and if deemed unsatisfactory the test or their parts must be repeated or extended. No Automated System shall be shipped to HI-POWER before the results of the Factory Acceptance Test are approved as successful by HI-POWER. It is understood that any material defects in materials and workmanship which may be identified as a result of the Factory Acceptance Test will be corrected by ACRO prior to delivery of shipment of the Work unless specifically directed to the contrary in writing by HI-POWER. Any defects or deficiencies discovered by the Parties shall promptly be repaired or replaced by ACRO at ACRO’s sole cost and expense, and the Automated System shall be subject to another Factory Acceptance Test. 7.5 Site Acceptance Tests. After shipment of an Automated System, ACRO shall conduct a test of the Automated System at the Site in accordance with this Section 7.5 ("Site Acceptance Test"). The Site Acceptance 1 “Satisfactory construction progress reports and certifications” required under DOE Loan.

18 Test will be used to verify that the Automated System is performing substantially in accordance with the Requirements. ACRO agrees to submit to HI-POWER test data for each Site Acceptance Test. Results of the Site Acceptance Test will be reviewed and approved by HI-POWER and if deemed unsatisfactory the test or their parts must be repeated or extended. Any defects or deficiencies discovered by the Parties shall promptly be repaired or replaced by ACRO at ACROs sole cost and expense, and the Automated System shall be subject to another Site Acceptance Test. 7.6 Substantial Completion. (a) Substantial Completion. "Substantial Completion" shall mean, with respect to each Automated System, that all of the following have been achieved by ACRO in accordance with the Requirements (or otherwise waived in writing by HI-POWER in writing): (i) all Site Acceptance Tests have been conducted and the requirements with respect thereto have been satisfied; (ii) the Automated System shall have achieved one-hundred percent (100%) of the expected rate of output under the Requirements, as may be amended in accordance with this Agreement; (iii) the Work complies with all Applicable Laws, and has passed all required inspections by any applicable Governmental Authority, and ACRO has performed all the obligations under this Agreement to achieve Substantial Completion; (iv) HI-POWER and ACRO have agreed on a Substantial Completion Punchlist in accordance with Section 7.6(d)(i); (v) Delay Liquidated Damages accruing and then-unpaid by ACRO to HI-POWER in connection with any Guaranteed Milestone (or any prior Guaranteed Milestone) as of the date that ACRO submits the Notice of Substantial Completion have been paid, unless the next payment would require HI-POWER to pay ACRO an amount greater than any then unpaid Delay Liquidated Damages, then HI-POWER will offset such amount against the next payment, all in accordance with Section 7.8(b); and (vi) HI-POWER has delivered a Substantial Completion Certificate as provided in Section 7.6(c). (b) Notice of Substantial Completion. When ACRO has satisfied the requirements for Substantial Completion of an Automated System, ACRO shall deliver a written notice, signed by an authorized representative of ACRO, certifying such completion to HI-POWER and containing a report with sufficient detail to enable HI-POWER to determine whether ACRO has satisfied such requirements, including a certification of the Site Acceptance Test report received by ACRO from HI-POWER or the results of any Inspections, as applicable, along with a list of any unresolved Defects, that do not qualify as Punchlist Items, in the Work of which ACRO is aware and the status of correction of such Defects, and shall also contain a certification that all ACRO Change Order Requests or HI-POWER Change Requests have been resolved other than those pending ACRO Change Order Requests listed therein (the "Notice of Substantial Completion"). (c) Substantial Completion Certificate. Within ten (10) Business Days after receipt by HI- POWER of the Notice of Substantial Completion (and all required submittals), HI-POWER shall either (i) deliver to ACRO a certificate in form and substance reasonably satisfactory to HI-POWER identifying the Substantial Completion Date (the "Substantial Completion Certificate") or (ii) advise ACRO in writing of any reason why the requirements of Substantial Completion have not been met (including missing substantiating information). If HI- POWER accepts that such requirements have been met, then the date that ACRO submitted the Notice of Substantial Completion that is ultimately accepted by HI-POWER shall be deemed to be the Substantial Completion Date, and such date shall be noted on the Substantial Completion Certificate. Upon receipt of any notice from HI-POWER of outstanding requirements to be completed by ACRO according to this Agreement, ACRO shall promptly complete such requirements, and the notice procedure set out in Section 7.6(b) and this Section 7.6(c) shall be repeated until the requirements for Substantial Completion have been met and the Substantial Completion Certificate has been delivered by HI-POWER.

19 (d) Substantial Completion Punchlist. (i) No later than ten (10) days prior to the date ACRO expects to achieve Substantial Completion, ACRO shall prepare and deliver to HI-POWER a proposed list of Punchlist Items, if any, the proposed schedule within which ACRO shall complete each such Punchlist Item, and an estimated cost to complete each Punchlist Item thereon. Upon its receipt of ACRO's prepared list of such items, (A) HI-POWER shall review such list, (B) at HI-POWER's request, HI-POWER and ACRO shall perform a walk-down of the Automated System, and (C) within three (3) Business Days after receipt by HI-POWER of such proposed list of Punchlist Items, HI-POWER shall notify ACRO in writing of either its acceptance of the list of Punchlist Items or rejection of the list of Punchlist Items; provided, that HI-POWER may only reject the list if (i) the list contains items that do not meet the definition of "Punchlist Items", and (ii) HI-POWER provide reasonable detail as to the basis for such rejection. If HI-POWER directs ACRO to make any appropriate or necessary revisions to same (including removal of items of Work that do not meet the definition of Punchlist Items), ACRO shall promptly correct the proposed list of Punchlist Items and shall issue a revised list to HI-POWER within five (5) days after ACRO's receipt of the comments. If HI-POWER does not accept the list of Punchlist Items in writing within three (3) Business Days following ACRO's resubmission, HI- POWER's Representative or other individual designated by HI-POWER and the Project Manager shall meet and consult in good faith to agree upon the definitive list of Punchlist Items, including items to be performed and a scheduled date of completion for each such item, which information shall be attached to the Substantial Completion Certificate. The list of Punchlist Items that has been agreed upon by HI-POWER and ACRO under this Section shall be the "Substantial Completion Punchlist". (ii) Once the Substantial Completion Punchlist is agreed upon by HI-POWER and ACRO, ACRO shall immediately begin performing the Punchlist Items on the Substantial Completion Punchlist and complete such Punchlist Items on or before the date set forth in the Substantial Completion Punchlist; provided, however, that if ACRO has not commenced performance of such items within thirty (30) days following agreement on the Substantial Completion Punchlist, or has not completed any Punchlist Items on the Substantial Completion Punchlist within the schedule provided therein, HI-POWER shall have the right in its discretion (but not the obligation) to perform or procure the performance of such items at ACRO's expense and offset such expense against any remaining payments due to ACRO. The performance of any Punchlist Item on the Substantial Completion Punchlist by HI- POWER: (A) shall not relieve ACRO of its obligations under this Agreement for one hundred percent (100%) of the Work to be complete in order to achieve Final Acceptance; (B) shall not relieve ACRO of any other obligations under Applicable Laws or under this Agreement or constitute a waiver of any of HI-POWER's rights; and (C) shall not relieve ACRO of its obligation to reimburse HI-POWER for all reasonable and documented Direct Costs incurred by HI-POWER to complete or have completed the Punchlist Items should such amounts exceed amounts that can be withheld and offset by HI-POWER against amounts due to ACRO under this Agreement. In completing the Punchlist Items, ACRO shall not unreasonably interfere with HI-POWER's use and operation of the Automated System or the Project. 7.7 Final Acceptance. (a) Final Acceptance of the Work. "Final Acceptance" shall mean, with respect to each Automated System, that all of the following have been achieved by ACRO in accordance with the Requirements (or otherwise waived in writing by HI-POWER): (i) Substantial Completion has occurred and all conditions thereto continue to be satisfied; (ii) ACRO has completed all hand-off activities for the Automated System; (iii) HI-POWER has received from ACRO and each Subcontractor final lien waivers in form and substance reasonably satisfactory to HI-POWER with respect to the Work or the performance of any services or delivery of any materials that could result in a lien on the Site, the Project, or the Automated System; (iv) all Punchlist Items on the Substantial Completion Punchlist for the Automated System have been completed to HI-POWER's reasonable satisfaction;

20 (v) any then current Defects or other Warranty claims have been corrected and resolved to HI-POWER’s reasonable satisfaction; (vi) ACRO has paid all Delay Liquidated Damages (if any), due under this Agreement; (vii) ACRO has Demobilized; and (viii) HI-POWER has delivered a Final Acceptance Certificate with respect to the Automated System as provided in Section 7.7(c). (b) Notice of Final Acceptance. When ACRO has satisfied the requirements for Final Acceptance (other than Section 7.7(a)(viii)), ACRO shall deliver a written notice, signed by an authorized representative of ACRO, certifying such completion to HI-POWER and containing a report with sufficient detail to enable HI-POWER to determine whether ACRO has satisfied such requirements, and shall also contain a certification that all ACRO Change Order Requests or HI-POWER Change Requests have been resolved and ACRO has no claims against HI-POWER for payment of the Contract Price (except the amounts to be paid in connection with Final Acceptance) or for Changes in the Work, except for disputes formally brought under Section 18.3 as of such date (the "Notice of Final Acceptance"). (c) Final Acceptance Certificate. Within ten (10) Business Days after receipt by HI-POWER of the Notice of Final Acceptance (and all required submittals), HI-POWER shall either (i) deliver to ACRO a certificate in form and substance reasonably satisfactory to HI-POWER identifying the Final Acceptance Date (the "Final Acceptance Certificate") or (ii) advise ACRO in writing of any reason why the requirements of Final Acceptance have not been met (including missing substantiating information). If HI-POWER accepts that such requirements have been met, then the date that ACRO submitted the Notice of Final Acceptance that is ultimately accepted by HI-POWER shall be deemed to be the Final Acceptance Date, and such date shall be noted on the Final Acceptance Certificate. Upon receipt of any notice from HI-POWER of outstanding requirements to be completed by ACRO according to this Agreement, ACRO shall promptly complete such requirements, and the notice procedure set out in Section 7.7(b) and this Section 7.7(c) shall be repeated until the requirements for Final Acceptance have been met and the Final Acceptance Certificate has been delivered by HI-POWER. (d) Demobilization. Unless otherwise directed by HI-POWER in writing, ACRO shall be solely responsible for Demobilization and the removal from the Site and disposal of any equipment not incorporated into the Work following Substantial Completion and which are not spare parts or are otherwise unnecessary for the completion of any Substantial Completion Punchlist items or otherwise required for achievement of Final Acceptance. 7.8 Delay Liquidated Damages. (a) Delay Liquidated Damages. If ACRO fails to achieve any of the Guaranteed Milestones on or before the applicable date, then ACRO shall pay HI-POWER, as liquidated damages and not as a penalty, an amount as set forth in the applicable Purchase Order, with respect to such delay in achieving the Guaranteed Milestone (collectively, the "Delay Liquidated Damages") for each day from and after the applicable date, until the achievement of the Guaranteed Milestone. For the avoidance of doubt, completion of each Guaranteed Milestone on or before the applicable date is a separate and independent guaranty, and ACRO will accrue liability for Delay Liquidated Damages on a cumulative basis for any and all Guaranteed Milestones that are not achieved on or prior to the applicable dates. (b) Payments. Delay Liquidated Damages shall accrue on a daily basis, and ACRO shall pay or HI-POWER will offset Delay Liquidated Damages accruing and then-unpaid with respect to each Guaranteed Milestone concurrent with the due date for the next payment under this Agreement. Notwithstanding anything to the contrary, if the next payment would require HI-POWER to pay ACRO an amount greater than the accrued Delay Liquidated Damages, then HI-POWER will offset such amount against the next progress payment. (c) Delay Liquidated Damages Not a Penalty. The Parties agree that it would be extremely difficult to precisely determine the amount of actual damages that would be suffered by HI-POWER as a result of a delay in achieving the Guaranteed Milestones, but that the Delay Liquidated Damages are a fair and reasonable determination of the amount of actual damages that would be suffered by HI-POWER for delays beyond the applicable dates, and that the Delay Liquidated Damages do not constitute a penalty. It is further understood and agreed between

21 the Parties that: (i) HI-POWER would be damaged in the event that ACRO failed to meet any of the Guaranteed Milestones by the respective dates; (ii) the Delay Liquidated Damages are fair and reasonable considering the damages that HI-POWER would sustain in the event ACRO fails to achieve any Guaranteed Milestone by the respective dates, (iii) except for the remedies of HI-POWER and the liability of ACRO flowing from HI-POWER's exercise of any remedies set forth in Article 14 with respect to a ACRO Event of Default set out in Section 12.2, each with respect to an extended failure to meet any Guaranteed Milestone, payment of Delay Liquidated Damages shall be HI-POWER's sole and exclusive remedy and ACRO's sole and exclusive liability for its failure to achieve the Guaranteed Milestones by the applicable dates. ARTICLE 8. TITLE; LOSS OR DAMAGE; FORCE MAJEURE 8.1 Title and Risk of Loss. (a) Title to Supplies and Components. Title to the supplies and other components of the Work provided by ACRO shall pass to HI-POWER upon the earlier: of (i) the date payment for such supplies or components is received by ACRO, or (ii) the date any such items are delivered to the Site, provided that, ACRO and its Subcontractors do not thereby waive or release their mechanic’s lien or other materialman’s lien rights and retaining such rights is not a breach of the obligation to transfer title. (b) Title to Automated Systems. Title to an Automated System shipped under any Purchase Order passes to HI-POWER upon the earliest to occur of (i) delivery of the Automated System to HI-POWER; (ii) payment of any portion of the Price for such Automated System by HI-POWER, and (iii) HI-POWER's acceptance of the Automated System. Goods will be deemed identified upon ACRO’s commencement of production. Title will transfer to HI-POWER even if HI-POWER has not been paid for such Line, provided that HI-POWER will not be relieved of its obligation to pay for the Automated System in accordance with the terms hereof. (c) Risk of Loss. ACRO shall retain care, custody and control and risk of loss of all components of the Work until the Substantial Completion Date, at which time risk of loss to such components of the Work shall pass to HI-POWER. Notwithstanding the transfer of risk of loss to HI-POWER, ACRO shall nevertheless remain liable for any loss or damage to the Work to the extent caused in whole or in part by ACRO or any other ACRO Responsible Party, subject to Article 13. If any loss or damage occurs to the Work following the transfer to HI- POWER of care, custody and control and risk of loss, then ACRO shall replace or repair any such loss or damage and complete the Work in accordance with this Agreement at the sole cost and expense of HI-POWER (subject to Article 13) and with an Approved Change Order (unless such loss or damage was caused by any ACRO Responsible Party, in which case ACRO shall complete the Work at its expense, subject to Article 13. 8.2 Force Majeure. (a) "Force Majeure Event" shall mean any event that meets all of the following criteria: (a) the event was not reasonably foreseeable as of, and occurs after, the Effective Date; (b) the event and its effects are not within the reasonable control of the Party affected (and, in the case of ACRO claiming relief, is beyond the reasonable control of Subcontractors); (c) the event and its effects are unavoidable or could not be prevented, overcome, or removed by the reasonable efforts and due diligence of the Party claiming the Force Majeure Event and its Subcontractors and vendors of any tier (except, in the case of HI-POWER claiming relief, ACRO or its Subcontractors); (d) the event and its effects do not result from such Party's negligence or fault or the negligence or fault of its contractors, Subcontractors or vendors of any tier (except, in the case of HI-POWER claiming relief, ACRO or its Subcontractors); (e) the event causes the Party claiming that a Force Majeure Event occurred, despite such Party's use of reasonable efforts and due diligence, to be actually, demonstrably and materially delayed in, or unable to, perform its obligations under this Agreement (for reasons other than economic hardship, including lack of money). So long as the foregoing conditions are satisfied, a Force Majeure Event may include: (a) fire, explosions, or accidents that could not have been prevented by acting in accordance with Prudent Industry Standards; (b) acts of God such as extreme weather conditions, droughts, floods, lightening, hurricanes, tornadoes, earthquakes, volcanic eruptions, and other natural calamities; (c) war (declared or undeclared), riots, perils of the sea, insurrection, rebellion, civil disturbance, acts or credible threats of terrorism, and sabotage, blockades, embargoes, sanctions, or acts of the public enemy; (d) act of the government (other than in respect of or as a result of the failure of such Party to comply with Applicable Law); (e) national or regional labor strikes, lockouts, and other labor disputes; (e) any pandemic, epidemic,

22 or other outbreak of disease and related quarantines, government lockdowns, orders, or disruptions (including any worsening of the impacts of COVID-19 pandemic from the circumstances as of the Effective Date, including those arising from shut-in, social distancing or other governmental orders, delays or non-availability of labor or materials, shipping and transportation delays, enhanced safety or monitoring requirements, or any related shutdown order of a Governmental Authority that are enacted or are subjected to an extension after the Effective Date (subject to the accuracy of the representation and warranty set forth in Section 8.2(d)); or (f) nuclear emergency, power losses or blackouts, strike, or lockout. Notwithstanding anything in the foregoing to the contrary, Force Majeure Events shall not include any of the following: (i) an act, event, cause, or condition to the extent the Party seeking to invoke a Force Majeure Event has caused or materially contributed to the applicable act, event, cause or condition by its fault or negligence or has failed to use commercially reasonable efforts to prevent or remedy such act, event, cause, or condition and, so far as possible and within a reasonable time period, remove it; (ii) an act, event, cause, or condition that is caused by changes in market conditions, a lack of funds, or other financial cause; (iii) delays caused by disputes between ACRO and any Subcontractor or any negligence or failure or breach of contract by any Subcontractor; (iv) any condition at the Site for which the affected Party is responsible under this Agreement; (v) increases in the cost of performance of a Party's obligations under this Agreement; (vi) delays in transportation or customs clearance (except to the extent any such delay is itself caused by an independent, qualifying Force Majeure Event); (vii) any labor disturbance, lockout, strike, or dispute specific to ACRO's or any Subcontractor's workers or personnel or specific to the Site; and (viii) weather conditions reasonably anticipatable in the location where they occur. (b) Excused Performance. Each Party shall be excused from performance and shall not be considered to be in default with respect to any obligation hereunder, except for performance of the obligation to pay money in a timely manner for services actually performed, if and to the extent that its failure of, or delay in, performance is caused by a Force Majeure Event; provided that: (i) such Party gives the other Party written notice describing the particulars of the Force Majeure Event and demonstrating it has satisfied all conditions of claiming relief under this Section 8.2 as soon as is reasonably practicable and in any event within ten (10) Business Days after the Party first becomes aware of the occurrence of the Force Majeure Event affecting its performance hereunder, and, thereafter, no less frequently than once every fourteen (14) days, such Party provides a written update regarding efforts undertaken to overcome the cause and effects of such Force Majeure Event and resume full performance of its obligations under this Agreement; (ii) the suspension of performance is of no greater scope and of no longer duration than is reasonably required by the Force Majeure Event; (iii) no obligations of the Party that arose before the occurrence causing the suspension of performance shall be excused as a result of the occurrence; (iv) the Party uses its commercially reasonable efforts to overcome or mitigate the effects of such occurrence; and (v) when the Party is able to resume performance of its obligations under this Agreement, such Party shall give the other Party written notice to that effect and shall promptly resume performance hereunder.

23 (c) Burden of Proof. The burden of proving a Force Majeure Event shall be on the Party claiming the occurrence of same. (d) COVID-19 Representation. ACRO represents and warrants, as of the Effective Date, that ACRO has not received notice from any existing or expected supplier or service provider for the Work that the impacts of COVID-19 known as of the Effective Date will cause a delay in the Work, materials or services necessary to complete the Work, and ACRO has factored any known current impacts of COVID-19 (which includes a reasonably expected duration of such impacts) into a Project Schedule and other schedules provided under this Agreement. (e) Termination for Force Majeure. If Force Majeure Events delay or prevent ACRO’s performance for more than thirty (30) consecutive days or more than sixty (60) days in the aggregate, HI-POWER shall have the right to terminate this Agreement upon ten (10) days’ notice to ACRO. Upon the termination of this Agreement under this Section 8.2(e), neither Party shall be liable for any damages nor have any obligations to the other except for those accruing prior to the date of such termination. ARTICLE 9. CHANGES 9.1 Changes. Changes to the Work may only be authorized by change orders issued in writing in accordance with this Article 9 and in form and substance reasonably satisfactory to the Parties (each, an "Approved Change Order"). Notwithstanding anything to the contrary herein, ACRO's rights under this Article 9 shall constitute the sole and exclusive remedy to ACRO for any Changes. 9.2 Changes Initiated by HI-POWER. If HI-POWER desires to make a Change, it may submit a written request for such Change (a "HI-POWER Change Request") to ACRO. ACRO shall promptly review any HI-POWER Change Request and notify HI-POWER in writing, as promptly as possible and no later than five (5) Business Days after receipt, of the options for implementing the proposed Change (including, if possible, any option that does not involve an increase in the Price or an extension of a Project Schedule) and to the extent practicable based on reasonably available information the effect, if any, each such option would have on the Price and a Project Schedule. Any proposed increase to the Price shall be reflected as a lump sum equal to the Direct Costs Directly Caused by the Change requested, and ACRO shall include a reasonable breakdown and a written explanation of all elements of such Direct Costs and reasonable back-up for all Subcontractors, and such other information as HI- POWER may reasonably request in connection with such Change. After consideration of such information, HI- POWER may, but shall not be obligated to, issue an Approved Change Order pursuant to Section 9.1. If the Parties are unable to agree upon the price for the requested Change or the adjustment in a Project Schedule resulting from such Change within ten (10) Business Days after HI-POWER notifies ACRO of the results of its review, then, ACRO shall, if directed by HI-POWER, perform the Change set forth in an Approved Change Order issued by HI-POWER for performance of such Work on a time and materials basis (provided that the Change must be within the general scope of this Agreement). 9.3 ACRO's Obligation to Maintain Records of Direct Costs. ACRO shall maintain accurate books and records substantiating all Direct Costs incurred by ACRO in connection with the performance of any Approved Change Order for a period of five (5) years following the Final Acceptance Date and shall promptly provide the same to HI-POWER upon request. ARTICLE 10. INTELLECTUAL PROPERTY 10.1 Intellectual Property. (a) Ownership. Each of the Parties acknowledges and agrees that: (i) each Party retains exclusive ownership of its Background Intellectual Property Rights;

24 (ii) neither Party transfers to the other Party any of its Background Intellectual Property Rights, and neither Party may use any of the other Party's Background Intellectual Property Rights other than to produce and supply Automated Systems hereunder; (iii) all Foreground Intellectual Property Rights will be owned by HI-POWER; (iv) ACRO assigns to HIPOWER all of ACRO'S right, title, and interest in and to all Foreground Intellectual Property Rights, and, to the extent that any Foreground Intellectual Property Rights are copyrightable works or works of authorship (including computer programs, technical specifications, documentation, and manuals), the Parties agree that such works are "works made for hire" for HI-POWER under the US Copyright Act; and (v) ACRO shall only use the Foreground Intellectual Property Rights to produce and supply the Automated Systems to hereunder. 10.2 Prohibited Acts. Each of the Parties shall not: (a) take any action that may interfere with the other Party's Intellectual Property Rights, including such other Party's ownership or exercise thereof; (b) challenge any right, title or interest of the other Party in such other Party's Intellectual Property Rights; (c) make any claim or take any action adverse to such other Party's ownership of its Intellectual Property Rights; (d) register or apply for registrations, anywhere in the world, the other Party's Trademarks or any other Trademark that is similar to such other Party's Trademark(s) or that incorporates such Trademarks in whole or in confusingly similar part; (e) use any mark, anywhere, that is confusingly similar to the other Party's Trademarks; (f) misappropriate any of the other Party's Trademarks for use as a domain name without such other Party's prior written consent; or (g) alter, obscure, or remove any of the other Party's Trademarks or trademark or copyright notices or any other proprietary rights notices placed on the products purchased under this Agreement (including Goods), marketing materials, or other materials. ARTICLE 11. WARRANTIES 11.1 ACRO Warranties. ACRO shall provide the warranties for the Work as set forth below (each a "Warranty" and collectively, the "Warranties"): (a) Product Warranty. For a period of one (1) year after the Final Acceptance Date of the Automated System (the "Product Warranty Period"), ACRO warrants to HI-POWER that each Automated System will (i) conform, in all respects, to the Requirements, and for the avoidance of doubt includes the continuous operation at the expected rate of output required for Final Acceptance of the Automated System; (ii) be free from Defects, latent or otherwise, in workmanship (iii) with respect to production materials, such production materials will (A) be free from defects, latent or otherwise, in workmanship and materials, (B) comply with all Requirements for such production materials, (C) not infringe on a third party’s Intellectual Property Rights, and (D) comply with all Applicable Laws; and (iii) be delivered with good title, free and clear of all Liens. The foregoing warranty is referred to as the "Product Warranty". ACRO warrants that the Automated System will be free and clear of all Liens arising or resulting from the acts or omissions of ACRO or any third parties claiming by or through ACRO.

25 (b) Workmanship. With respect to each Automated System, ACRO warrants and guarantees to HI-POWER that, for the period commencing on the Final Acceptance Date of the Automated System and continuing until the date that is one (1) year after the Final Acceptance Date of the Automated System (the "Workmanship Warranty Period"), all aspects of the Work shall be: (i) performed in a good and workmanlike manner and in accordance with Prudent Industry Standards and all other Requirements; (ii) conducted to ensure that no exclusions or limitations to any manufacturer’s warranty of any component of the Work shall apply; and (iii) constructed to satisfy all Requirements. Any such Work that fails to satisfy the Warranty set forth in this Section 11.1(b) is referred to herein as a "Workmanship Defect". The Workmanship Warranty Period shall be extended with respect to any Workmanship Defect for which ACRO performs Warranty Services to the date that is the later of: (A) is two (2) years after the Final Acceptance Date of the Automated System; or (B) twelve (12) months after ACRO completes such Warranty Service. 11.2 Warranty Liquidated Damages. (a) Warranty Liquidated Damages. If there is a breach of any Warranty during the Warranty Period, then ACRO shall pay HI-POWER, as liquidated damages and not as a penalty, an amount as set forth in the applicable Purchase Order (collectively, the "Warranty Liquidated Damages") for each day from and after any breach of Warranty until the Warranty Service is completed. For the avoidance of doubt, completion of each Warranty Service is a separate and independent guaranty, and ACRO will accrue liability for Warranty Liquidated Damages on a cumulative basis for any and necessary additional Warranty Services. (b) Payments. Warranty Liquidated Damages shall accrue on a daily basis, and ACRO shall pay or HI-POWER will offset Warranty Liquidated Damages accruing and then-unpaid with respect to each Warranty Service concurrent with the due date for the next payment under this Agreement. Notwithstanding anything to the contrary, if the next payment would require HI-POWER to pay ACRO an amount greater than the accrued Warranty Liquidated Damages, then HI-POWER will offset such amount against the next payment. (c) Warranty Liquidated Damages Not a Penalty. The Parties agree that it would be extremely difficult to precisely determine the amount of actual damages that would be suffered by HI-POWER as a result of breach of Warranty, but that the Warranty Liquidated Damages are a fair and reasonable determination of the amount of actual damages that would be suffered by HI-POWER reduced expected rate of output of an Automated System, and that the Delay Liquidated Damages do not constitute a penalty. It is further understood and agreed between the Parties that: (i) HI-POWER would be damaged in the event of a breach of Warranty; (ii) the Warranty Liquidated Damages are fair and reasonable considering the damages that HI-POWER would sustain in the event ACRO fails to deliver an Automated System that maintains the expected rate of output during the Warranty Period, (iii) except for the remedies of HI-POWER and the liability of ACRO flowing from HI-POWER's exercise of any remedies set forth in Article 14 with respect to a ACRO Event of Default set out in Section 12.2, each with respect to a breach of Warranty, payment of Warranty Liquidated Damages shall be HI-POWER's sole and exclusive remedy and ACRO's sole and exclusive liability for its failure for breach of Warranty. 11.3 Remedies Under Warranties. If any Warranty is breached during the Warranty Period, HI- POWER shall provide written notice to ACRO. So long as ACRO has been notified by HI-POWER of a breach of Warranty within the Warranty Period, the obligation of ACRO to provide Warranty Service shall survive expiration of the relevant Warranty Period. ACRO shall perform all Work, supply all materials necessary, and bear all costs arising from or relating to the correction and remediation of such breach (such actions, collectively the "Warranty Service"). ACRO and ACRO Responsible Parties performing on its behalf shall conduct all activities pursuant to this Section 11.3 in a manner that ensures the minimum possible interference with the Project's performance, availability and functionality and will coordinate with HI-POWER as to the time of day that Warranty Service is provided, including providing Warranty Service when the Site is not generating, curtailed, or minimally generating power and providing ancillary services. Subject to the prior sentence, ACRO shall have reasonable access to the Site as necessary

26 to perform its Warranty obligations under this Agreement. Should ACRO fail to commence performance of Warranty Service or its other obligations under this Section 11.3 within five (5) Business Days of receipt HI-POWER’s valid Warranty claim provided hereunder and thereafter diligently pursue the performance of its obligations, HI-POWER shall have the right in its sole discretion to perform (or engage a Third Party to perform) such obligations, and ACRO shall be liable for all Direct Costs incurred by HI-POWER arising from the performance of ACRO's obligations. ACRO's payment of any amount owing to HI-POWER pursuant to this Section 11.3 shall be due no later than thirty (30) days following HI-POWER’s submission of an invoice for such Direct Costs to ACRO. Any late delivery of such payments shall bear interest at the Interest Rate. HI-POWER’s action in correcting Workmanship Defect in accordance with this Section 11.3 shall not void, offset, or relieve any other obligations of ACRO under this Agreement, including ACRO's Warranty obligations. The obligations of ACRO pursuant to this Section 11.3 are in addition to, and not in lieu of, the indemnity obligations of ACRO under Article 12. 11.4 Long Term Service Agreement. The Parties agree that HI-POWER will have an option to execute an extended service, maintenance, monitoring, and performance guarantee of the Automated Systems upon payment of an additional fee and on the terms and conditions as shall be agreed by the Parties in a separately executed long- term service agreement ("LTSA"). ARTICLE 12. INDEMNIFICATION 12.1 Indemnification. Subject to the terms and conditions of this Agreement, ACRO (as “Indemnifying Party”) shall indemnify, reimburse, defend and hold harmless HI-POWER, its Affiliates and its and their Representatives successors and permitted assigns (each, an “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys' fees, fees and the costs of enforcing any right to indemnification under this Agreement and the cost of pursuing any insurance providers, incurred by any Indemnified Party (collectively, "Losses"), relating to, arising out or resulting from any claim alleging: (a) a breach or non-fulfillment of any of Indemnifying Party’s representations, warranties, or covenants set forth in this Agreement; (b) any negligent, reckless, or willful act or omission of Indemnifying Party or any of its Representatives or Subcontractors in connection with Indemnifying Party’s performance under this Agreement; (c) any bodily injury, death of any Person or damage to real or tangible personal property caused by the acts or omissions of Indemnifying Party or any of its Representatives or Subcontractors; (d) any failure by Indemnifying Party or its Personnel, including for the avoidance of doubt Subcontractors, to comply with any Applicable Laws; or (e) that any of Indemnifying Party’s Intellectual Property used in the design or production of the Automated Systems, or that is embodied in the Automated Systems, infringes any Intellectual Property rights of a Third Party. 12.2 Exceptions to Indemnification. Notwithstanding anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend any Indemnified Party to the extent a claim brought under this Article 11 or corresponding Losses results directly from, in whole or in part, Indemnified Party's or its Personnel's: (a) gross negligence or more culpable act or omission (including recklessness or willful misconduct); or (b) failure to materially comply with any of its obligations set forth in this Agreement. 12.3 Limitations of Liability. IN NO EVENT SHALL EITHER PARTY OR ITS REPRESENTATIVES BE LIABLE FOR CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES OR

27 DIMINUTION IN VALUE, ARISING OUT OF OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOT HI-POWER WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. ARTICLE 13. INSURANCE 13.1 ACRO Insurance Requirements. During the Term and for so long thereafter as ACRO may have indemnification liability under this Agreement, ACRO shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits: (a) Workers’ Compensation Insurance providing statutory benefits and Employer’s Liability Insurance with limits of not less than those limits that are required by Applicable Laws. (b) Comprehensive Commercial General Liability Insurance covering claims for bodily injury, death, and property damage, including Premises and Operations, Independent Suppliers, Product and Completed Operations, Personal Injury, Contractual Liability, Fire, Legal Liability, Product Liability Coverage, and Broad form Property Damage liability coverages, with limits as follows: Occurrence/Aggregate Limit of $5 million for bodily injury, death, and property damage, each occurrence, and $10 million general aggregate. (c) Umbrella insurance coverage with an aggregate limit of no less than $10 million; (d) Automobile Liability, $1,000,000.00 per occurrence combined single limit BI/PD; and (e) Unless otherwise instructed by HI-POWER, ACRO shall fully insure any bailed property and the insurance policy shall be in form and in an amount equivalent to the current replacement value and reasonably acceptable to HI-POWER, and shall name HI-POWER as an additional insured and loss payee. ACRO shall deliver to HI-POWER upon HI-POWER’s request the policies of insurance or duplicates thereof or other evidence satisfactory to HI-POWER of the insurance coverage. Each insurer must give HI-POWER 30 days’ prior written notice of the effective date of any alteration or cancellation of coverage. If ACRO fails to obtain such insurance, HI-POWER shall have the right to obtain insurance at ACRO’s expense. In the event ACRO fails to procure and maintain insurance as provided herein, HI-POWER may take whatever steps are necessary to carry out these requirements. 13.2 Evidence of Coverage. ACRO shall provide HI-POWER with a proper certificate of insurance from its insurance carrier prior to commencing performance of the Services. HI-POWER shall be included on the certificate as an additional insured and loss payee with respect to all insurance required by this Agreement (excluding Worker’s Compensation) and shall contain endorsements stating that the policies are primary and not excess over or contributory with any other valid, applicable, and collectible insurance in force for HI-POWER. ACRO shall also provide HI-POWER with certificates of the above described insurance obtained by its subcontractors and suppliers. HI-POWER’s failure to request a copy of the certificate of insurance shall not be considered to be a waiver of ACRO’s obligation to procure and maintain such insurance. 13.3 Cancellation. Each insurance policy shall contain a clause that states that the policy shall not be cancelled by the insurance company without thirty (30) days written notice to HI-POWER of intention to cancel. ACRO understands and agrees that enforcement of all insurance coverage pursuant to this Article is the responsibility of ACRO, including coverage for all applicable subcontractors, and suppliers. 13.4 Subrogation. Subrogation against HI-POWER under ACRO’s insurance coverage pursuant to this Article shall be, and is hereby, waived. Evidence of such waiver satisfactory in form and substance to HI-POWER shall be exhibited in such certificates furnished hereunder.

28 ARTICLE 14. DEFAULT AND REMEDIES; TERMINATION 14.1 HI-POWER Events of Default. The occurrence of any one or more of the following events shall constitute an event of default on the part of HI-POWER (each, a "HI-POWER Event of Default") under this Agreement: (a) Payment. HI-POWER fails to make any undisputed payment when due and payable hereunder and fails to cure such failure within ten (10) Business Days after written notice of the delinquency thereof from ACRO; (b) Assignment to Creditors; Bankruptcy. (i) HI-POWER makes a general assignment for the benefit of its creditors, (ii) a receiver is appointed on account of the insolvency of HI-POWER, (iii) HI-POWER files a petition seeking to take advantage of any other Applicable Laws relating to bankruptcy, insolvency, reorganization, winding up, or composition of or readjustment of debts, or (iv) in the case of any such proceeding or similar proceeding instituted and filed against HI-POWER (but not by HI-POWER) such proceeding or similar proceeding is not dismissed within sixty (60) days of such filing; (c) Failure to Provide Access. HI-POWER is in material breach of its obligations under Section 5.1 and such material breach continues unremedied for one hundred and eighty (180) consecutive days after receipt of written notice of such material breach from ACRO; or (d) General. HI-POWER fails to comply with any material provision of this Agreement not otherwise set forth as a HI-POWER Event of Default in this Section 14.1 and fails to cure or commence to cure such failure within fifteen (15) Business Days after written notice is made by ACRO or, if such failure cannot be cured within fifteen (15) Business Days, HI-POWER fails to commence to cure such breach within fifteen (15) Business Days after such notice and thereafter diligently pursue such cure to completion. 14.2 ACRO Events of Default. The occurrence of any one or more of the following events shall constitute an event of default on the part of ACRO (each, an "ACRO Event of Default") under this Agreement: (a) Payment. ACRO fails to make any undisputed payment when due and payable hereunder and fails to cure such failure within ten (10) Business Days after written notice of the delinquency thereof from HI- POWER; (b) Assignment to Creditors; Bankruptcy. (i) ACRO makes a general assignment for the benefit of its creditors, (ii) a receiver is appointed on account of the insolvency of ACRO, (iii) ACRO files a petition seeking to take advantage of any other Applicable Laws relating to bankruptcy, insolvency, reorganization, winding up, or composition of or readjustment of debts, or (iv) in the case of any such proceeding or similar proceeding instituted and filed against ACRO (but not by ACRO), ACRO has not provided reasonable evidence assuring HI- POWER that such proceeding or similar proceeding is meritless and such proceeding or similar proceeding has not been dismissed within sixty (60) days of such filing; (c) Representation and Warranty. Any representation or warranty of ACRO in this Agreement or any document provided by ACRO pursuant to Section 3.4 is false or misleading in any material respect when made, and ACRO has not, within thirty (30) days after written notification thereof from HI-POWER, either fully remedied, or commenced and diligently pursued the remedy of, all adverse impacts on HI-POWER resulting therefrom, all to the reasonable satisfaction of HI-POWER; (d) Liens. Any lien that is placed upon the Site, an Automated System or the Project in violation of this Agreement, including as a result of ACRO’s failure to pay a Subcontractor where ACRO has been paid for such sums by HI-POWER, which is then not removed, discharged, vacated, or satisfied within five (5) Business Days after ACRO’s receipt of notice by HI-POWER of the existence of such lien; (e) Improper Transfer. ACRO, except as expressly permitted under this Agreement, assigns, sells, novates, or otherwise transfers this Agreement or its rights or obligations under this Agreement;

29 (f) Insurance. ACRO is in breach of its obligations in Article 13 and ACRO fails to cure such breach within five (5) Business Days after receipt of written notice thereof from HI-POWER; (g) General. ACRO fails to comply with any material provision of this Agreement not otherwise set forth as a ACRO Event of Default in this Section 14.2 and fails to cure or commence to cure such failure within fifteen (15) Business Days after written notice is made by HI-POWER or, if such failure cannot be cured within fifteen (15) Business Days, ACRO fails to commence to cure such breach within fifteen (15) Business Days after such notice and thereafter diligently pursue such cure to completion. 14.3 ACRO Remedies Upon HI-POWER Event of Default. Subject to the cure, step-in, and other rights of an Interested Party agreed upon in any consent and agreement entered into by the Parties and any Interested Party, upon the occurrence and continuation of a HI-POWER Event of Default, ACRO has the right to suspend its performance upon ten (10) days’ written notice to HI-POWER and to terminate this Agreement upon an additional thirty (30) days’ written notice to HI-POWER. Upon such termination by ACRO, HI-POWER shall pay to ACRO such amounts as ACRO would have been entitled to receive in the event of a termination for convenience by HI- POWER pursuant to Section 14.5. Notwithstanding anything to the contrary, ACRO’s sole and exclusive remedy for any breach of, or default under, this Agreement by HI-POWER shall be money damages, and ACRO shall have no right to terminate this Agreement (or to suspend performance of ACRO’s obligations hereunder or any portion thereof) for any such breach or default, except in the case of an uncured HI-POWER Event of Default. 14.4 HI-POWER Remedies Upon ACRO Event of Default. (a) Suspension, Take Over, and Termination. Upon the occurrence and during the continuation of an ACRO Event of Default, in addition to any or all other remedies available under this Agreement or at law or at equity, all of which shall be cumulative, HI-POWER has the right to suspend its or ACRO’s performance, to take over some or all of the Work pursuant to Section 14.4(b), or to terminate this Agreement upon ten (10) Business Days' notice to ACRO. If any termination for cause by HI-POWER pursuant to this Section 14.4 is ultimately determined to have been wrongful, then such termination shall be deemed a termination for convenience pursuant to Section 14.5 and ACRO's sole remedy shall be the receipt of the amounts set forth in Section 14.5(b). (b) ACRO's Obligations Following HI-POWER Take Over. If HI-POWER elects to perform some or all of the Work itself in accordance with Section 14.4(a), ACRO shall cooperate with HI-POWER, and allow HI-POWER to use all Work Product, including information, drawings, specifications documents, patents, and licenses related to the Work and all equipment and materials related to the Work, whether located on the Site or elsewhere, for the construction, installation, operation, maintenance, and commissioning, refurbishment, replacement, modification of, or addition to the Work or for any other purpose directly related to the requirements of the Line, and, if requested, instruct its Subcontractors to take direction from HI-POWER. HI-POWER may, in its sole discretion, perform the Work through Final Acceptance or perform some of the Work and then return care and custody of the appropriate portions of the Work to ACRO. In so doing, HI-POWER may employ any other Person, firm, or corporation to perform the Work by whatever method HI-POWER may deem expedient and may undertake such expenditures as in HI-POWER’s reasonable judgment will best accomplish the timely completion of the Work (including, where necessary, the entry into contracts without prior solicitation of proposals). If HI-POWER returns care and custody of the Work to ACRO, ACRO shall continue to be bound by its obligations hereunder and shall complete all such Work as required under this Agreement. HI-POWER’s exercise of its takeover rights under this Section 14.4 shall not relieve ACRO of any of its obligations hereunder (including ACRO’s Warranty obligations for Work performed by it and other ACRO Responsible Parties supplied by it and other ACRO Responsible Parties) and any other amounts due and payable by ACRO to HI-POWER hereunder (including payment of any Delayed Liquidated Damages incurred prior to HI-POWER’s exercise of its takeover rights under this Section 14.4(b)). In addition to the foregoing, if the Completion Cost exceeds the unpaid portion of the Contract Price for such scope of Work at the time HI-POWER takes over such scope of Work, ACRO shall pay HI-POWER the amount of such excess within ten (10) Business Days following receipt of HI-POWER’s demand for such payment. If the unpaid balance of the Price at the time of completion of the Work exceeds the Completion Costs paid by HI-POWER and not expressly waived, and any other amounts due by ACRO to HI-POWER under this Agreement, such excess shall be paid to ACRO but only for Work performed by ACRO in accordance with this Agreement. Notwithstanding anything to the contrary herein, (i) HI-POWER shall use commercially reasonable efforts to mitigate the costs and expenses it incurs when exercising its rights under this Section 14.4(b) and shall ensure that its other contractors perform their work in a manner so as not to interfere with ACRO’s performance of the Work; and (ii) ACRO shall have no Warranty

30 obligations associated with the work performed by HI-POWER or HI-POWER's other contractors or suppliers or any other responsibility for, or liability in connection with, the actions or omissions of HI-POWER’s other contractors or suppliers. (c) ACRO's Obligations Following HI-POWER's Termination for Cause. If HI-POWER terminates this Agreement pursuant to Section 14.4(a), upon HI-POWER's request, ACRO shall withdraw from the Site, shall assign to HI-POWER its subcontracts, purchase orders and permits as HI-POWER may request, and shall deliver and make available to HI-POWER all ACRO Intellectual Property (whether or not such information, drawings, specifications documents, patents, and licenses are complete) related to the Work reasonably necessary to permit HI- POWER to complete or cause the completion of the Work, and in connection therewith ACRO authorizes HI-POWER and its agents to use such information in completing the Work. ACRO shall act as agent of HI-POWER if requested by HI-POWER to enforce the assigned rights under contracts assigned to HI-POWER pursuant to this Section 14.4(c). HI-POWER shall have the right to take possession of all ACRO’s material, apparatuses and tools located at the Site for the purpose of completing the Work, with such material, apparatus and tools to be returned to ACRO upon the completion of the Work, and ACRO shall remove such materials, equipment, tools, and instruments used by and any debris or waste materials generated by ACRO in the performance of the Work as HI-POWER may direct. HI-POWER shall use reasonable efforts to mitigate the cost for completion of the Work, HI-POWER may employ any other Person, firm, or corporation to finish the Work by whatever method HI-POWER may deem reasonable and may undertake such reasonable expenditures as in HI-POWER’s reasonable judgment will best accomplish the timely completion of the Work (including, where necessary, the entry into contracts without prior solicitation of proposals). ACRO shall not be entitled to receive any further payments under this Agreement except for payments for Work performed in accordance with this Agreement prior to such termination. Termination of this Agreement by HI-POWER pursuant to Section 14.4(a) shall not relieve ACRO of any of its obligations hereunder (including ACRO’s Warranty obligations for Work performed by it and other ACRO Responsible Parties) and any other amounts due and payable by ACRO to HI-POWER hereunder (including payment of any Delayed Liquidated Damages incurred prior to HI-POWER's termination of this Agreement pursuant to Section 14.4(a)). In addition to the foregoing, if the Completion Costs to HI-POWER under this Section 14.4(c) exceeds the unpaid portion of the Price at the time of termination of this Agreement, ACRO shall pay HI-POWER the amount of such excess within ten (10) Business Days following receipt of HI-POWER’s demand for such payment. If the unpaid balance of the Price at the time of completion of the Work exceeds the Completion Costs incurred by HI-POWER and not expressly waived, and any other amounts due and payable by ACRO to HI-POWER under this Agreement, such excess shall be paid to ACRO but only for Work performed by ACRO in accordance with this Agreement. 14.5 Termination for Convenience by HI-POWER. (a) Termination. HI-POWER may terminate this Agreement or any Purchase Order for convenience in whole or in part, and such termination shall be effective upon the later of (x) the date of termination identified in such notice or (y) ten (10) Business Days after the date of such notice. Upon receipt of any such notice, ACRO shall, unless the notice directs otherwise: (i) immediately discontinue the Work on the date and to the extent specified in such notice; (ii) place no further orders or subcontracts for equipment or services except as may be necessary for completion of such portion of the Work as is not discontinued; (iii) promptly make every reasonable effort to procure cancellations upon terms reasonably satisfactory to HI-POWER of all orders, subcontracts, and rental agreements to the extent they relate to the performance of the Work that is discontinued on terms that mitigate the cost thereof; (iv) for the Work discontinued, deliver to HI-POWER all related ACRO Intellectual Property prepared as of the date of the termination and all related materials, parts, and equipment for which payment has been received from HI-POWER and otherwise provide such reasonable assistance, coordination and information as may be requested by HI-POWER to ensure an orderly transition of the discontinued Work to HI-POWER; (v) assign to HI-POWER any warranties of Subcontractors performing any portion of the Work; and

31 (vi) thereafter execute only that portion of the Work that has not been discontinued or only such discontinued Work as may be necessary to preserve and protect Work already in progress and to protect equipment at the Site or in transit thereto. (b) ACRO's Sole Remedies. ACRO waives any claims for damages, including loss of anticipated profits for uncompleted Work due to a termination for convenience by HI-POWER pursuant to this Section 14.5 and shall accept as its sole and exclusive remedy a sum equal to: (i) the value of Work performed and materials furnished to date; plus (ii) ACRO’s actual, reasonable, and demonstrable Demobilization costs plus a markup of 10% for overhead and profit, as demonstrated by documentation reasonably requested by HI-POWER; less (iii) the aggregate of amounts paid to ACRO for the Work prior to such termination; less (iv) the amount of any recoverable deposits paid to suppliers which are in fact recovered, net of any costs (including legal fees and expenses) to recover; less (v) any unpaid amounts due from ACRO to HI-POWER under this Agreement. As a condition precedent to ACRO's payment under this Section 14.5(b), ACRO shall: (A) submit to HI-POWER all documentation required by Section 3.4; (B) submit to HI-POWER an invoice for the amount provided hereunder; and (C) deliver all such documents and take all such steps, including the assignment of ACRO’s and Subcontractor’s contractual rights, as HI- POWER may require for the purpose of fully vesting in HI-POWER all rights, title and interests of ACRO in and to all subcontracts, purchase orders, warranties, guarantees, and other agreements pertaining to the Work completed. (c) Assignment of Warranties. Solely in the event of termination by HI-POWER pursuant to this Section 14.5, and notwithstanding anything to the contrary in this Agreement, including Article 11, ACRO’s sole responsibility with respect to the warranty obligations set forth in Article 11 shall be to assign the warranties, if any, of its Subcontractors pursuant to Section 14.5(a)(v); provided that the foregoing shall not limit ACRO’s obligations to assign subcontracts to HI-POWER as contemplated in Section 12.5. ARTICLE 15. ASSIGNMENT; FINANCING COOPERATION 15.1 General Restriction on Assignment. Subject to Section 15.2, neither Party shall assign, or in any other manner transfer, any of its rights or obligations under this Agreement without the prior written consent of the other Party. No such purported assignment or transfer without such consent, whether voluntary or involuntary, by operation of Applicable Laws, under legal process or proceedings, by receivership, in bankruptcy, or otherwise, shall be valid or effective. Notwithstanding the foregoing, nothing in this Section 15.1 shall prohibit ACRO from subcontracting all or any portion of the Work hereunder in accordance with the provisions of this Agreement (provided that no such subcontracting shall relieve ACRO of any obligation hereunder). For the avoidance of doubt, a change in Control of a Party shall constitute an assignment prohibited by this Section 15.1. 15.2 Permitted Assignments. Notwithstanding Section 15.1, HI-POWER (or its assignee pursuant to this Section 15.2) may, without ACRO's consent, but with written notice to ACRO: (i) assign, in whole or in part, this Agreement to (A) any Interested Party, (B) any Affiliate of HI-POWER, or (C) any special purpose company formed by HI-POWER or a Purchaser, or their respective Affiliates for the purpose of developing, financing, and owning the Project or any portion thereof, or administering construction of the Project (or any portion thereof) under this Agreement; or (ii) collaterally assign this Agreement as security to any Interested Party; provided, however, that any assignment of this Agreement by HI-POWER pursuant to the foregoing subclause (i), but not subclause (ii), shall release HI-POWER from its further liabilities under this Agreement. 15.3 Project Lender and Purchaser Accommodations. ACRO shall provide reasonable cooperation and assurances as HI-POWER shall reasonably request in connection with any debt or equity (including tax equity) financing or refinancing of the development, construction, and/or operation of the Project, any sale of the Project or of all or substantially all of HI-POWER’s assets, or any permitted assignment of this Agreement. Such cooperation shall include the following: (a) with respect to a Project Lender, executing and delivering a consent and acknowledgment substantially in form and substance reasonably satisfactory to Project Lender and HI-POWER, consenting to the pledge or collateral assignment of this Agreement and a first security interest in the Project (collectively, the “Project Lender’s Security Interest”);

32 (b) providing to HI-POWER and Project Lender and/or any Purchaser a favorable written opinion of counsel to ACRO (which may be provided by internal legal counsel to ACRO) covering such matters relating to ACRO and this Agreement as Project Lender and/or any Purchaser shall reasonably request, including: (i) the due execution of, and corporate power and capacity of ACRO to enter into, this Agreement, and (ii) the enforceability of this Agreement and the consent and acknowledgment provided in accordance with Section 15.3(a) above against ACRO; (c) if any changes to the forms of consent and acknowledgement, legal opinion, referred to above in this Section 15.3 are requested by HI-POWER, Project Lender or any Purchaser, ACRO shall act reasonably in negotiating such changes; and (d) participating in meetings with Interested Parties and responding to reasonable requests for information regarding ACRO'S qualifications, creditworthiness, and the status of the Work. For clarity, ACRO will only share its financial information with HI-POWER, Project Lender or other entities that have executed ACRO’s standard nondisclosure agreement. 15.4 Subordination of Liens. ACRO agrees to comply, and use commercially reasonable efforts to cause Subcontractors to comply, with reasonable requests of HI-POWER in connection with the subordination of any and all Liens and other rights and claims to Liens that may be brought by ACRO or any Subcontractor against any or all of the Work, the Site, or the Project, including the execution and delivery of subordination agreements, affidavits or other documents that may be required to demonstrate that HI-POWER's property and premises are free from Liens arising out of the furnishing of Work under this Agreement. ARTICLE 16. REPRESENTATIONS AND WARRANTIES 16.1 Knowledge and Experience. ACRO has (either directly or through its Subcontractors) all the required authority, ability, skill, experience, and capacity necessary to perform the Work and diligently do so in a timely and professional manner, utilizing sound project management procedures, construction procedures, and supervisory procedures, all in accordance with this Agreement, Applicable Laws, Governmental Approvals and Prudent Industry Standards. ACRO has (either directly or through its Subcontractors) the experience and skills necessary to determine, and ACRO had reasonably determined, that ACRO can perform the Work for the Contract Price. ACRO represents and warrants that it has the necessary licenses required to enter into and perform the Work under this Agreement, and that such licenses shall remain in full force and affect at all times during the performance of the Work. ACRO further represents and warrants that (i) valid engineering licenses have been issued by the by the applicable Governmental Authorities to the professionals designated to supervise the Work for which such licenses are required, (ii) such licenses are sufficient to allow ACRO to perform the Work hereunder in compliance with Applicable Law, and (iii) that such licenses shall remain in full force and affect, and that such Persons that hold such licenses, shall remain available to perform the Work, at all times during the performance of the Work. All Persons who perform any portion of the Work have and shall at all times during the performance of the Work have all business and professional certifications required by Applicable Laws to perform such Work. 16.2 Title. ACRO shall, if and when title to the Work transfers to HI-POWER pursuant to this Agreement, have good and marketable title thereto, free and clear of any Liens arising by, through or under ACRO or any other ACRO Responsible Party (except to the extent such Liens are caused by HI-POWER's failure to make payments when due and payable as required by this Agreement), and ACRO shall have the right to sell, convey, transfer, and assign such Work to HI-POWER. 16.3 Ownership of Materials. All materials, including without limitation, documents, drawings, models, sketches, designs, software, computer tapes and disks, and lists furnished to ACRO by HI-POWER or its Affiliates shall remain the property of ACRO or its applicable Affiliate and shall be returned promptly upon expiration

33 of the Agreement or at any time upon written request of HI-POWER. ACRO agrees not to make any copies of any such materials without HI-POWER's permission and to return any copies authorized with the original materials ARTICLE 17. NOTICES 17.1 Written Notice Requirement. Any notice, request, consent, claim, demand, waiver or other communication required or permitted under this Agreement shall be provided in writing and deemed to be properly given by a Party and received by the other Party if made in accordance with this Section 17.1, and shall be (a) personally delivered or delivered by courier, and deemed received on the date of such delivery; (b) sent by a recognized overnight mail or courier service with delivery receipt requested, and deemed received on the date of such delivery; or (c) sent in .pdf format attached to an email with the following subject line (all caps): FORMAL NOTICE UNDER MSA: TIME SENSTIVE, and deemed received upon confirmation of delivery of such email in the form of a "read receipt;" provided that any notice delivered pursuant to Section 18.3 (Disputes) or Article 14 (Default and Remedies; Termination) must be delivered by at least two (2) of the foregoing methods. Each party shall establish the email addresses set forth below in Microsoft Outlook and shall request and allow read receipts to be delivered. Notices shall be addressed as follows to: If to HI-POWER (with respect to Applications for Payment): HI-POWER, LLC 200 Braddock Avenue Turtle Creek, PA 15145 Attention: Accounting accounting@eose.com If delivered to HI-POWER (with respect to notices, certifications, or reports): HI-POWER, LLC 200 Braddock Avenue Turtle Creek, PA 15145 Attention: Chris Dellinger and Debby Grabe cdellinger@eose.com dgrabe@eose.com If delivered to HI-POWER (with respect to all other matters): HI-POWER, LLC 200 Braddock Avenue Turtle Creek, PA 15145 Attention: General Counsel legal@eose.com If delivered to ACRO: ACRO Automation Systems, Inc. 2900 W Green Tree Road Milwaukee, WI 53209 Attention: Harry Brodel and Mike Loomis hbrodel@acro.com mloomis@acro.com Each Party shall have the right to change the place to which notice shall be sent or delivered or to specify additional addresses to which copies of notices may be sent pursuant to this Section 17.1, in either case by similar notice sent or delivered in like manner to the other Party.

34 17.2 Technical Communications. Any technical or other communications pertaining to the Work shall be between ACRO's Project Manager and a HI-POWER Representative or such other representatives as agreed to by both Parties. 17.3 Confidentiality. Neither Party shall use any Confidential Information for any purpose except in connection with the performance of its obligations under this Agreement. Furthermore, neither Party shall disclose any Confidential Information to any Third Party other than (A) to its and its Affiliates officers, employees, Interested Parties, counsel, accountants or advisors (collectively, the "Representatives"); provided, however, that, such Representatives have a need to know such Confidential Information for the purposes permitted by this Agreement and have agreed to keep such terms confidential or are otherwise bound by confidentiality obligations at least as restrictive as those contained herein; or (B) in order to comply with any Applicable Laws or any exchange, control area or independent system operator rule, tariff or agreement, or in connection with any judicial or regulatory proceeding or request by a Governmental Authority; provided, however, that each Party shall immediately notify the other in writing of such proceeding or request and will seek to prevent or limit any such disclosure. For the avoidance of doubt, all of ACRO's confidentiality obligations under that certain Mutual Confidentiality and Non-Disclosure Agreement dated June 6, 2022 between Eos Energy Storage LLC (an Affiliate of HI-POWER) and ACRO remain in full force and effect during the Term and such confidentiality obligations shall survive for a period of five (5) years from the date of termination or expiration of this Agreement, except with respect to trade secrets which in which case such confidentiality obligations shall survive indefinitely. 17.4 Public Announcements. ACRO shall not make any public announcements regarding this Agreement or the transactions contemplated hereby without HI-POWER's prior written approval. ARTICLE 18. MISCELLANEOUS 18.1 Entire Agreement. This Agreement, together with all Exhibits and Appendices hereto, embodies the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements and understandings of the Parties, verbal or written, relating to the subject matter hereof. 18.2 Waiver. Any waiver of the provisions of this Agreement must be in writing signed or acknowledged by the waiving party and shall not be implied by any usage of trade, course of dealing or course of performance. No exercise of any right or remedy by HI-POWER or ACRO shall constitute a waiver of any other right or remedy contained herein or provided by Applicable Laws. Any delay or failure of a Party to exercise, or any partial exercise of, its rights and remedies under this Agreement shall not operate to limit or otherwise affect such rights or remedies nor shall it be construed as a bar to or waiver of any such right or remedy on any future occasion. Any waiver of performance hereunder shall be limited to the specific performance waived and shall not, unless otherwise expressly stated in writing, constitute a continuous waiver or a waiver of future performance or otherwise affect any other requirements or obligations. 18.3 Disputes. (a) Management Negotiations. Following notice from either Party setting forth a dispute arising from or relating to this Agreement (other than disputes related to ACRO Tests, which shall be resolved in accordance with Section 18.3(d)), which notice shall reference this Article 18 ("Senior Management Notice"), the Parties shall use good faith efforts to settle disputes through negotiation between authorized members of each Party's senior management with the power and authority to resolve any such dispute. A meeting at a mutually agreed upon hour and location, whether by phone or in person, between each Party's senior management ("Senior Management Meeting") shall be held within fifteen (15) Business Days following a Party's receipt of any Senior Management Notice. If the dispute is not resolved within thirty (30) days after the delivery of any Senior Management Notice, either Party may, by written notice to the other Party, refer the issues set forth in such Senior Management Notice to meditation pursuant to Section 18.3(b) ("Mediation Notice").

35 (b) Compulsory Mediation and Binding Arbitration. (i) Within 10 Business Days after a Party's receipt of a Mediation Notice, the Parties shall cooperate in selecting a qualified neutral mediator from among a panel of neutral persons proposed by the American Arbitration Association, or any other mutually acceptable organization, and in scheduling the mediation to commence on a date that is no later than thirty (30) days after a Party's receipt of the Mediation Notice. The place of mediation shall be Pittsburgh, Pennsylvania. The Parties agree to participate in the mediation in good faith and to share the costs of the mediation, including the mediator's fee, equally, but such shared costs shall not include each Party's own attorneys' fees and costs, which shall be borne solely by such Party. If the Parties are unable to resolve their dispute through mediation within sixty (60) days following a Party's receipt of the Mediation Notice, then either Party may refer the issues set forth in such Mediation Notice to binding arbitration pursuant to Section 18.3(b)(ii) ("Arbitration Notice"). Notwithstanding anything to the contrary in this Section 18.3(b), in the event ACRO's lien rights under Applicable Law would expire prior to the end of the foregoing sixty-day period, then ACRO shall be entitled to take such actions as are necessary to timely preserve its lien rights under Applicable Law during such sixty- day period. (ii) HI-POWER and ACRO agree that any other matters in question between HI- POWER and ACRO arising out of or relating to this Agreement, or the breach thereof or hereof, that is not resolved through the mediation process set forth in Section 18.3(b)(i), shall be decided by arbitration in accordance with the American Arbitration Association rules then in effect (except as modified herein). In the event that the dispute involves less than $500,000.00 (exclusive of attorneys' fees, costs and interest), HI-POWER and ACRO agree: (1) that the only discovery permitted in connection with the arbitration shall be a mutual exchange of relevant project documents, which shall occur at least fifteen (15) days before the start of the arbitration hearings; and (2) that the arbitration hearings shall proceed on an expedited basis and shall not last more than three (3) days, with the hearing time being split equally between the Parties. The right to arbitration shall be enforceable under Applicable Law, including the U. S. Federal Arbitration Act. The award of the arbitrator(s) shall be final and binding without the right of appeal to the courts. Judgment may be entered upon it in accordance with Applicable Law by any court having jurisdiction thereof. The Parties hereby (i) consent to the personal jurisdiction of the federal courts of the United States or the courts of the Commonwealth of Pennsylvania sitting in the City/County of Pittsburgh, Alleghany County, Pennsylvania in connection with any controversy related to arbitration; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by ACRO or HI-POWER (or their affiliates or designees) in connection with arbitration or otherwise related to this Agreement (subject to the requirement to arbitrate) may be venued in either the federal courts of the United States or the courts of the Commonwealth of Pennsylvania sitting in the City/County of Pittsburgh, Alleghany County, Pennsylvania; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES ANY RIGHT IT MAY NOT OR HEREAFTER HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN RESPECT OF THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. The foregoing references to litigation are not to be construed as a waiver of the obligation to arbitrate. (c) Confidentiality. All communication, offers and statements, whether oral or written, and documents and other writings exchanged between the Parties in connection with the management negotiations pursuant to Section 18.3(a) and any mediation or arbitration pursuant to Section 18.3(b) shall be confidential and shall not be discoverable, admissible in evidence or used or referred to in any subsequent binding adjudicatory process between the Parties; provided, however, that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in such negotiations. (d) Technical Disputes. Any disputes related to (i) the performance of ACRO Tests, or (ii) the validity of a Warranty claim submitted by HI-POWER under this Agreement shall be resolved on an accelerated basis in accordance with this Section 18.3(d). Following written notice from either Party setting forth a dispute relating to a ACRO Test or following ACRO’s rejection of a Warranty claim made by HI-POWER, as the case may be, the Parties shall submit such dispute to an independent engineer for resolution within five (5) days of such written notice. Each Party shall provide the independent engineer with a summary of the dispute and a proposed resolution, and each Party may provide relevant information supporting its position and proposed resolution but agrees to appropriately

36 calibrate the quantity of such information in recognition of the expedited nature of these proceedings. The independent engineer shall render a decision resolving the matter within ten (10) days of receipt of both Parties' proposal. The decision of the independent engineer shall be final and binding upon the Parties, but shall be subject to appeal or review, whether through litigation, arbitration, or otherwise; provided that the Parties shall follow the decision of the independent engineer until such appeal is finally decided. The losing Party shall pay all costs and expenses of the independent engineer and the independent engineer shall not have the authority to award costs or attorneys' fees to either Party. (e) Work Notwithstanding Disputes. Unless otherwise agreed to in writing, ACRO shall diligently carry on the Work during the pendency of any dispute so long as all undisputed amounts due to ACRO hereunder have been paid. Upon resolution of such dispute, whether by agreement of the Parties or through a dispute proceeding, any amounts found to be owing by either Party will be promptly paid by the Party owing payment to the other Party, together with interest at the Interest Rate (or, if lower than the Interest Rate, the highest rate permitted by Applicable Laws) from the day following the date of the overpayment or underpayment, as applicable, until and including the date of repayment in full. 18.4 Governing Law and Forum Selection Clause. This Agreement and all matters arising hereunder or in connection herewith shall be governed by, and interpreted and construed in accordance with, the laws of the United States and the Commonwealth of Pennsylvania, excluding choice of law rules that would result in the application of the laws of another jurisdiction. Any claim or dispute arising out of or in connection with this Agreement must be brought in a federal or state court of competent jurisdiction within the State of Pennsylvania, United States of America, and each Party consents and agrees to submit to the sole and exclusive personal jurisdiction and venue of such courts. 18.5 Reserved. 18.6 Construction. This Agreement is to be construed so as to effectuate the normal and reasonable expectations of a sophisticated buyer and seller of the equipment and services covered by this Agreement and shall not be construed either for or against either Party. No provision of this Agreement shall be construed or interpreted for or against either Party because such Party drafted or caused its legal representative to draft the provision. 18.7 Headings. The titles or headings of the various sections, articles and paragraphs hereof are intended solely for convenience and ease of reference and are not intended, and are not to be deemed for any purpose, to modify or explain or place any interpretation or construction upon any of the provisions of this Agreement. 18.8 Status of the Parties. ACRO and its Subcontractors shall be independent contractors to HI- POWER with respect to the Work, irrespective of whether such Subcontractors are approved by HI-POWER, and neither ACRO nor its Subcontractors, nor the employees or agents of either, shall be deemed to be the employees, representatives, or agents of HI-POWER in connection with any matter relating to this Agreement. No provision of this Agreement shall be construed or represented as creating a partnership, trust, joint venture, fiduciary, or any similar relationship between the Parties. ACRO understands and agrees that, as an independent contractor its employees will receive no benefits of any type from HI-POWER. ACRO shall satisfy all responsibilities imposed by Governmental Authorities on employers, and all amounts paid in satisfying such responsibilities are included in the Price. 18.9 No Third-Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of HI-POWER and ACRO, and their permitted successors and assigns, and, unless otherwise provided herein with respect to the Indemnified Parties, no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement. 18.10 Further Assurances. Each Party agrees to execute and deliver all further instruments and documents, and take all further action, as may be reasonably necessary to complete performance by the Parties hereunder and to effectuate the purposes and intent of this Agreement. Without limiting the foregoing, each Party, at the reasonable request of the other, will, without further consideration, promptly execute and deliver or cause to be executed and delivered to the other such assistance, or assignments, consents, or other instruments in addition to those required by this Agreement, in form and substance satisfactory to the other, as the other may reasonably deem necessary or desirable to implement any provision of this Agreement.

37 18.11 Amendments. Except for an Approved Change Order issued in accordance with Article 9, no Change, amendment or modification of this Agreement shall be valid or binding upon the Parties unless such Change, amendment or modification shall be in writing and duly executed by Executive Officers of both Parties. 18.12 Severability. If any provision of this Agreement is determined to be illegal or unenforceable (i) such provision shall be deemed restated in accordance with Applicable Laws to reflect, as nearly as possible, the original intention of the Parties and (ii) such determination shall not affect any other provision of this Agreement and all other provisions shall remain in full force and effect. 18.13 Survival. Any provision of this Agreement expressly, by its nature survive for full performance, or that is reasonably expected to survive the termination of this Agreement will do so, including Article 8, Section 9.3, Article 11, Article 12, Article 13, Article 14, Article 15, Article 17, and this Article 18. 18.14 GOVERNMENT FLOW DOWNS. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR PURCHASER ORDER, ACRO ACKNOWLEDGES THAT THIS AGREEMENT AND ANY PURCHASE ORDERS ARE FINANCED THROUGH THE UNITED STATES DEPARTMENT OF ENERGY’S LOAN GUARANTEE PROGRAM AND THAT THE PROVISIONS SET FORTH IN APPENDIX 1 (GOVERNMENT FLOW DOWNS) ARE REQUIRED TO BE INCLUDED IN THIS AGREEMENT AND ARE INCORPORATED BY REFERENCE AND MADE PART OF THIS AGREEMENT. 18.15 Effectiveness. This Agreement shall be effective on, and shall be binding upon, the Parties hereto upon the full execution of this Agreement, as of the Effective Date. 18.16 Counterparts. This Agreement may be executed in any number of separate counterparts and delivered by electronic means, each of which when so executed shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. [SIGNATURE PAGE FOLLOWS]

[Signature Page to Master Supply Agreement] IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. HI-POWER ACRO HI-POWER, LLC ACRO Automation Systems, Inc. By: Print: Nathan Kroeker Title: Chief Financial Officer By: Print: Harry Brodel Title: Vice President of Technical Sales

38753581.v20 APPENDIX 1 GOVERNMENT FLOW DOWNS This Agreement is financed through the Department of Energy’s Loan Guarantee Program. The following clauses are required to be included in this Agreement either by the terms of the DOE loan agreement or by statutes and regulations applicable to Federal financial assistance agreements. 1. Davis Bacon and Related Acts (DBRA) All laborers and mechanics employed by contractors and subcontractors in the performance of construction work under this agreement must be paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by the Secretary of Labor in accordance with subchapter IV of chapter 31 of title 40, United States Code (the “Davis-Bacon Act”). ACRO shall comply with the Davis-Bacon Act and all applicable Davis-Bacon Act regulations, including all requirements set forth in 29 CFR Part 5 and the applicable wage determination schedule(s) in performing this agreement. a. Minimum wages. (i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto and made a part hereof, regardless of any contractual relationship which may be alleged to exist between ACRO and such laborers and mechanics. Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis– Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(iv) of this Section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in paragraph (d) of this Section. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein: Provided, That the employer's payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(ii) of this Section) and the Davis–Bacon poster (WH–1321) shall be posted at all times by ACRO and its contractors and subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers. (ii) (A) Any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the contract shall be classified in conformance with the wage determination. An additional classification and wage rate and fringe benefits therefore will be approved only when the following criteria have been met: (1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and (2) The classification is utilized in the area by the construction industry; and

2 (3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination. (B) If ACRO and the laborers and mechanics to be employed in the classification (if known), or their representatives, and HI-POWER (in consultation with the government) agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the by the government through HI-POWER to the Administrator of the Wage and Hour Division, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the government or will notify the government within the 30–day period that additional time is necessary. (C) In the event ACRO, the laborers or mechanics to be employed in the classification or their representatives, and HI-POWER (in consultation with the government) do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the government (through HI- POWER) shall refer the questions, including the views of all interested parties and the recommendation of the government, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the government or will notify the government within the 30–day period that additional time is necessary. (D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(ii)(B) or (C) of this Section, shall be paid to all workers performing work in the classification under this contract from the first day on which work is performed in the classification. (iii) Whenever the minimum wage rate prescribed in the contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, ACRO shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof. (iv) If ACRO does not make payments to a trustee or other third person, ACRO may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, Provided, That the Secretary of Labor has found, upon the written request of ACRO, that the applicable standards of the Davis–Bacon Act have been met. The Secretary of Labor may require ACRO to set aside in a separate account assets for the meeting of obligations under the plan or program. b. Withholding. HI-POWER (or the Department of Energy) shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from ACRO under this agreement or any other Federal contract with the same contractor, or any other federally-assisted contract subject to Davis–Bacon prevailing wage requirements, which is held by the same contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by ACRO or any contractor or subcontractor the full amount of wages required by the contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the contract, the (Agency) may, after written notice to ACRO, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased. c. Payrolls and basic records.

3 (i) Payrolls and basic records relating thereto shall be maintained by ACRO during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis–Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis–Bacon Act, ACRO shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs. (ii) (A) ACRO shall submit weekly for each week in which any contract work is performed a copy of all payrolls to HI-POWER for transmission to the Department of Energy. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee's social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH–347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. ACRO is responsible for the submission of copies of payrolls by all lower-tier contractors and subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to HI-POWER for transmission to the Department of Energy or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for HI- POWER to require a contractor or subcontractor to provide addresses and social security numbers to HI-POWER for its own records, without weekly submission to the sponsoring government agency (or the applicant, sponsor, or owner). (B) Each payroll submitted shall be accompanied by a "Statement of Compliance" signed by ACRO or contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the agreement and shall certify the following: (1) That the payroll for the payroll period contains the information required to be provided under § 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5 (see paragraph (c)(ii) of this Section), the appropriate information is being maintained under § 5.5 (a)(3)(i) of Regulations, 29 CFR part 5 (see paragraph (c)(i) of this Section), and that such information is correct and complete; (2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or

4 indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3; (3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the contract. (C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH–347 shall satisfy the requirement for submission of the “Statement of Compliance” required by this section. (D) The falsification of any of the above certifications may subject ACRO, contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 231 of title 31 of the United States Code. (iii) ACRO, contractor or subcontractor shall make the records required under paragraph (c)(i) of this Section available for inspection, copying, or transcription by authorized representatives of HI-POWER, the Department of Energy, or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If ACRO, contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to HI-POWER, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12. d. Apprentices and trainees— (i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman's hourly rate) specified in the contractor's or subcontractor's registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice's level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that

5 determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved. (ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved. (iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30. e. Compliance with Copeland Act requirements. ACRO shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this agreement. f. Subcontracts. ACRO, contractor or subcontractor shall insert in any subcontracts the clauses contained in 29 CFR 5.5(a)(1) through (10) and such other clauses as the Department of Energy may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. ACRO shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all the contract clauses in 29 CFR 5.5. g. Contract termination: debarment. A breach of the contract clauses in 29 CFR 5.5 may be grounds for default termination, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12. h. Compliance with Davis–Bacon and Related Act requirements. All rulings and interpretations of the Davis–Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this contract. i. Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this agreement shall not be subject to the general disputes clause of this agreement. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between ACRO (or any of its contractors or subcontractors) and HI-POWER, the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

6 j. Certification of eligibility. (i) By entering into this contract, ACRO certifies that neither it (nor he or she) nor any person or firm who has an interest in the contractor's firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis–Bacon Act or 29 CFR 5.12(a)(1). (ii) No part of this agreement shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis–Bacon Act or 29 CFR 5.12(a)(1). (iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001. 2. Anti-Kickback Act a. ACRO shall comply with the Copeland "Anti–Kickback" Act (40 U.S.C. 3145), as supplemented by Department of Labor regulations (29 CFR Part 3, "Contractors and Subcontractors on Public Building or Public Work Financed in Whole or in Part by Loans or Grants from the United States"). b. ACRO is prohibited from inducing, by any means, any person employed in the construction, completion, or repair of public work, to give up any part of the compensation to which he or she is otherwise entitled. c. ACRO must report all suspected or reported anti-kickback violations to HI-POWER and the Federal awarding agency (the Department of Energy). 3. Cargo Preference Act: Use of United States-Flag Vessels. a. ACRO has been advised that the equipment, materials and commodities to be delivered under this agreement are subject to the provisions of the Cargo Preference Act of 1954 (Pub. L. No. 83-664, 46 U.S.C. § 55305). The requirements of this Section are an essential term of the contract. b. ACRO shall use privately owned United States-flag commercial vessels to ship at least 50 percent of the gross tonnage (computed separately for dry bulk carriers, dry cargo liners, and tankers) involved, whenever transporting any equipment, material, or commodities in ocean vessels pursuant to this agreement, to the extent such vessels are available at fair and reasonable rates for United States-flag commercial vessels. c. ACRO shall furnish within 20 days following the date of loading for shipments originating within the United States or within 30 working days following the date of loading for shipments originating outside the United States, a legible copy of a rated, ‘on-board’ commercial ocean bill- of-lading in English for each shipment of cargo described in paragraph (b) to both the customer (through higher-tier contractors in the case of subcontractor bills-of-lading) and to the Division of National Cargo, Office of Market Development, Maritime Administration, Washington, DC 20590. d. ACRO shall insert the substance of this Section in all subcontracts issued pursuant to this agreement. e. ACRO shall provide such other information and reports as HI-POWER may reasonably require to demonstrate compliance. 4. Sanctions and Foreign Asset Control Compliance

7 ACRO shall comply with the sanctions regulations administered by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC"), 31 C.F.R. §§ 501-598, and any other applicable economic sanctions or trade embargo laws or regulations administered by any governmental entity. ACRO represents and warrants that neither it, nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or representative of ACRO or any of its subsidiaries, is an individual or entity (“Person”) who is (i) the target of any sanctions laws; (ii) currently the subject of any sanctions investigation; (iii) located, organized, or resident in a country or territory that is, or whose government currently is, the target of countrywide sanctions imposed by any U.S. government sanctions authority; (iv) directly or indirectly owned or controlled by any Person who is currently the subject of a sanctions investigation; (v) directly or indirectly owned or controlled by any Person currently included on the Specially Designated Nationals And Blocked Persons List or the Foreign Sanctions Evaders List maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury; or (vi) directly or indirectly owned or controlled by any Person who is located, organized, or resident in a country or territory that is, or whose government currently is, the target of countrywide sanctions imposed by any U.S. government sanctions authority. 5. National Environmental Policy Act (NEPA) This agreement is in support of a project subject to the National Environmental Policy Act (NEPA) and the applicable implementing regulations in the Code of Federal Regulations (“CFR”) (40 CFR 1500-1508 and 10 CFR 1021). ACRO shall cooperate in providing any analysis and documentation reasonably necessary for HI-POWER to comply with NEPA and the implementing regulations. 6. Termination a. Convenience. HI-POWER may terminate this agreement or any order hereunder in whole or in part for its convenience if the Department of Energy terminates the loan agreement in whole or in part. HI-POWER shall terminate the agreement or order for convenience by giving written notice to ACRO specifying the effective date of the termination. Upon receipt of notice of termination, ACRO shall immediately stop all work hereunder, shall immediately cause any and all of its suppliers and subcontractors to cease work, and shall not undertake further work, incur additional expenses or enter into further commitments with regard to the agreement or order except as mutually agreed to in writing by the Parties. Subject to the terms of the agreement or order, ACRO shall be paid a percentage of the order price reflecting the percentage of work performed prior to the effective date included in the notice of termination. ACRO shall not be paid for any work performed or costs incurred which reasonably could have been avoided. b. Cause. HI-POWER may terminate this agreement or any order in whole or in part, for cause in the event of any default by ACRO, or if ACRO fails to comply with any contract terms and conditions, or fails to provide HI-POWER, upon request, with adequate assurances of future performance. ACRO agrees to continue to perform any portion of this Order not terminated. In the event of termination for cause, HI-POWER shall not be liable to ACRO for any amount for supplies or services not accepted, and ACRO shall be liable to HI-POWER for any and all rights and remedies provided by law. If it is determined by a court of law or similar judicial body that HI-POWER improperly terminated the agreement or order for default, such termination shall be deemed a termination for convenience addressed under the preceding paragraph of this Section. 7. Equal Employment Opportunity This Section applies to any contract for construction work, or modification thereof, as defined in the regulations of the Secretary of Labor at 41 CFR Chapter 60. During the performance of this contract, in accordance with 41 CFR part 60, "Office of Federal Contract Compliance Programs, Equal Employment Opportunity, Department of Labor," ACRO agrees as follows: a. ACRO will not discriminate against any employee or applicant for employment because of race, color, religion, sex, sexual orientation, gender identity, or national origin. ACRO will take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to their race, color, religion, sex, sexual orientation, gender identity, or national origin. Such action shall include, but not be limited to the following:

8 Employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. ACRO agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided setting forth the provisions of this nondiscrimination clause. b. ACRO will, in all solicitations or advertisements for employees placed by or on behalf of ACRO, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, sexual orientation, gender identity, or national origin. c. ACRO will not discharge or in any other manner discriminate against any employee or applicant for employment because such employee or applicant has inquired about, discussed, or disclosed the compensation of the employee or applicant or another employee or applicant. This provision shall not apply to instances in which an employee who has access to the compensation information of other employees or applicants as a part of such employee's essential job functions discloses the compensation of such other employees or applicants to individuals who do not otherwise have access to such information, unless such disclosure is in response to a formal complaint or charge, in furtherance of an investigation, proceeding, hearing, or action, including an investigation conducted by the employer, or is consistent with ACRO’s legal duty to furnish information. d. ACRO will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided advising the said labor union or workers' representatives of ACRO’s commitments under this section, and shall post copies of the notice in conspicuous places available to employees and applicants for employment. e. ACRO will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor. f. ACRO will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the administering agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders. g. In the event of ACRO’s noncompliance with the nondiscrimination clauses of this contract or with any of the said rules, regulations, or orders, this contract may be canceled, terminated, or suspended in whole or in part and ACRO may be declared ineligible for further Government contracts or federally assisted construction contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such other sanctions may be imposed and remedies invoked as provided in Executive Order 11246 of September 24, 1965, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law. h. ACRO will include the requirements of this Section in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. ACRO will take such action with respect to any subcontract or purchase order as the administering agency may direct as a means of enforcing such provisions, including sanctions for noncompliance: Provided, however, that in the event ACRO becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction by the administering agency, ACRO may request the United States to enter into such litigation to protect the interests of the United States. 8. Contract Work Hours and Safety Standards Act (CWHSSA) a. This Section applies to all contracts in excess of $100,000 that involve the employment of mechanics or laborers.

9 b. ACRO shall comply with the Contract Work Hours and Safety Standards Act, including specifically 40 U.S.C. §§ 3702 and 3704, as supplemented by Department of Labor regulations (29 C.F.R. Part 5). c. In accordance with 40 U.S.C. § 3702, ACRO is required to compute the wages of every mechanic and laborer on the basis of a standard work week of 40 hours. Work in excess of the standard work week is permissible provided that the worker is compensated at a rate of not less than one and a half times the basic rate of pay for all hours worked in excess of 40 hours in the work week. d. In accordance with 40 U.S.C. § 3704, applicable to construction work, ACRO must not require any laborer or mechanic to work in surroundings or under working conditions which are unsanitary, hazardous or dangerous. These requirements do not apply to the purchases of supplies or materials or articles ordinarily available on the open market, or contracts for transportation or transmission of intelligence. 9. Environmental Compliance: Clean Air Act and Federal Water Pollution Control Act a. This Section applies to contracts valued in excess of $150,000. b. ACRO shall comply with the Clean Air Act (42 U.S.C. §§ 7401–7671q) and the Federal Water Pollution Control Act as amended (33 U.S.C. §§ 1251–1387), and all applicable standards, orders or regulations issued pursuant to either act. c. ACRO shall report violations of this Section to the Federal awarding agency (here, Department of Energy) and the Regional Office of the Environmental Protection Agency (EPA). d. ACRO shall include the requirements of this Section in any lower tier contracts, subcontracts, or other contractual instruments hereunder valued at $150,000 or more. 10. Debarment and Suspension a. ACRO shall not award any contract, subcontract, or other contractual instrument hereunder with an expected value of $25,000 or more (or for federally required auditing services regardless of the value) to any party listed on the governmentwide exclusions in the System for Award Management (SAM), in accordance with the OMB guidelines at 2 C.F.R. part 180 that implement Executive Orders 12549 (3 C.F.R. part 1986 Comp., p. 189) and 12689 (3 C.F.R. part 1989 Comp., p. 235), "Debarment and Suspension." Parties that may not receive contract awards hereunder include parties debarred, suspended, or otherwise excluded by agencies, as well as parties declared ineligible under statutory or regulatory authority other than Executive Order 12549. b. ACRO shall verify that neither it nor its principals or affiliates are excluded or disqualified. c. By entering into this agreement, ACRO certifies that it shall comply with the requirements of this Section throughout the period of this agreement. This certification is a material representation of fact relied upon by HI-POWER. If it is later determined that ACRO knowingly rendered an erroneous certification, in addition to remedies available to HI-POWER, the Federal Government may pursue available remedies, including, but not limited to, suspension and/or debarment. d. ACRO shall include the requirements of this Section in any lower tier contracts, subcontracts, or other contractual instruments hereunder valued at $25,000 or more. 11. Byrd Anti-Lobbying Amendment a. ACRO certifies that it will not and has not used Federal appropriated funds to pay any person or organization for influencing or attempting to influence an officer or employee of any agency, a member of Congress, officer or employee of Congress, or an employee of a member of Congress

10 in connection with obtaining any Federal contract, grant or any other award covered by 31 U.S.C. § 1352. b. ACRO shall disclose any lobbying with non–Federal funds that takes place in connection with obtaining any Federal award. c. ACRO shall include the requirements of this Section in any lower tier contracts, subcontracts, or other contractual instruments hereunder valued at $100,000 or more. 12. Prohibition on Certain Telecommunications and Video Surveillance Services or Equipment a. This agreement is subject to the requirements of Section 889(b) of the John S. McCain 2019 National Defense Authorization Act, Public Law 115–232 ("Section 889"), and the implementing regulations at 2 C.F.R. § 200.216. ACRO shall comply with Section 889(b) under this agreement. b. For purposes of this Section, as described in Section 889, "covered telecommunications equipment" is defined as: (i) Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities). (ii) For the purpose of public safety, security of government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities). (iii) Telecommunications or video surveillance services provided by such entities or using such equipment. (iv) Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of the National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country. c. ACRO shall not provide under this agreement any equipment, services, or systems that use covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. d. ACRO shall not use funds hereunder to procure or obtain, or to extend or renew a contract to procure or obtain, equipment, services, or systems that use covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. e. ACRO shall include the requirements of this Section in any lower tier contracts, subcontracts, or other contractual instruments hereunder. 13. Domestic Preferences a. As appropriate and to the extent consistent with law, ACRO should, to the greatest extent practicable under this agreement, provide a preference for the purchase, acquisition, or use of goods, products, or materials produced in the United States (including but not limited to iron, aluminum, steel, cement, and other manufactured products). b. For purposes of this Section:

11 (i) "Produced in the United States" means, for iron and steel products, that all manufacturing processes, from the initial melting stage through the application of coatings, occurred in the United States. (ii) "Manufactured products" means items and construction materials composed in whole or in part of non-ferrous metals such as aluminum; plastics and polymer-based products such as polyvinyl chloride pipe; aggregates such as concrete; glass, including optical fiber; and lumber. c. The requirements of this section must be included in all contracts and purchase orders for work or products under this agreement. 14. Inapplicable Terms Self-Deleting If any Sections of this Appendix by their terms do not apply to a particular order under this Agreement, such Sections are self-deleting as to that order. 15. DOE Loan Agreement Additional Terms ACRO agrees to accept and comply with all additional terms of the DOE loan agreement that are required to be flowed down to subcontractors and suppliers, either by their terms or because they are necessary for HI-POWER to comply with its obligations under the DOE loan agreement.